AGREEMENT AND PLAN OF MERGER

                                      Among

                          PREMARK INTERNATIONAL, INC.,

                            ILLINOIS TOOL WORKS INC.

                                       and

                               CS MERGER SUB INC.

                          Dated as of September 9, 1999



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||                            Table of Contents

                ARTICLE I.The Merger; Closing; Effective Time

1.1.  The Merger..........................................................2
1.2.  Closing.............................................................2
1.3.  Effective Time......................................................2

     ARTICLE II.Certificate of Incorporation and Bylaws of the Surviving
                                   Corporation

2.1.  The Certificate of Incorporation....................................2
2.2.  The Bylaws..........................................................3

                ARTICLE III.Officers, Directors and Management

3.1.  Directors of Surviving Corporation..................................3
3.2.  Officers of Surviving Corporation...................................3

  ARTICLE IV.Effect of the Merger on Capital Stock; Exchange of Certificates

4.1.  Effect on Capital Stock.............................................3
4.2.  Exchange of Certificates for Shares.................................5
4.3.  Dissenters' Rights..................................................8
4.4.  Adjustments to Prevent Dilution.....................................8

                   ARTICLE V.Representations and Warranties

5.1.  Representations and Warranties of the Company.......................8
5.2.  Representations and Warranties of Parent and Merger Sub............21




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                              ARTICLE VI.Covenants

6.1.  Interim Operations.................................................27
6.2.  Acquisition Proposals..............................................31
6.3.  Information Supplied...............................................33
6.4.  Stockholders Meetings..............................................33
6.5.  Filings; Other Actions; Notification...............................34
6.6.  Access; Consultation...............................................37
6.7.  Affiliates.........................................................38
6.8.  Stock Exchange Listing ............................................39
6.9.  Publicity..........................................................39
6.10. Benefits...........................................................39
6.11. Expenses...........................................................42
6.12. Indemnification; Directors' and Officers' Insurance................42
6.13. Takeover Statute...................................................45
6.14. Confidentiality....................................................45
6.15  Tax-Free Reorganization............................................45

                             ARTICLE VII.Conditions

7.1.  Conditions to Each Party's Obligation to Effect the Merger.........46
7.2.  Conditions to Obligations of Parent and Merger Sub.................47
7.3.  Conditions to Obligation of the Company............................48

                            ARTICLE VIII.Termination

8.1.  Termination by Mutual Consent......................................48
8.2.  Termination by Either Parent or the Company........................49
8.3.  Termination by the Company.........................................49
8.4.  Termination by Parent..............................................50
8.5.  Effect of Termination and Abandonment..............................50

                      ARTICLE IX.Miscellaneous and General

9.1.  Certain Definitions................................................52
9.2.  Survival...........................................................54
9.3.  Modification or Amendment..........................................55
9.4.  Waiver of Conditions...............................................55
9.5.  Counterparts.......................................................55
9.6.  GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL......................55
9.7.  Notices............................................................56
9.8.  Entire Agreement...................................................57
9.9.  No Third Party Beneficiaries.......................................58
9.10. Obligations of Parent and of the Company...........................58
9.11. Severability.......................................................58
9.12. Interpretation.....................................................58
9.13. Assignment.........................................................59


                                    Exhibits

Exhibit A ...........................................Stock Option Agreement
Exhibit B ............................................Stockholder Agreement
Exhibit C.............................................Stockholder Agreement
Exhibit C-1...........................................Stockholder Agreement



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                             Index of Defined Terms

Term                                                                Section

Acquisition Proposal.................................................6.2(a)
Affiliates............................................................  9.1
Agreement..........................................................preamble
Audit Date...........................................................5.1(f)
Bankruptcy and Equity Exception......................................5.1(c)
Bylaws..................................................................2.2
Certificate...........................................................4.1(a)
Certificate of Merger...................................................1.3
Charter.................................................................2.1
Closing.................................................................1.2
Closing Date............................................................1.2
Code...............................................................recitals
Company............................................................preamble
Company Affiliate's Letter...........................................6.7(a)
Company Disclosure Letter...............................................5.1
Company Employee....................................................6.10(e)
Company IP Rights.................................................5.1(q)(i)
Company Option...................................................6.10(a)(i)
Company Preferred Shares.............................................5.1(b)
Company Representatives..............................................6.1(a)
Company Requisite Vote...............................................5.1(c)
Company Share........................................................4.1(a)
Company Shares.......................................................4.1(a)
Company Stock Plans..................................................5.1(b)
Company Stockholders Meeting.........................................6.4(a)
Company's Reports....................................................5.1(e)
Compensation and Benefit Plans....................................5.1(h)(i)
Competition Laws........................................................9.1
Computer Systems.....................................................5.1(r)
Confidentiality Agreement..............................................6.14
Contracts........................................................5.1(d)(ii)
Costs...............................................................6.12(a)
Current Premium.....................................................6.12(c)
D&O Insurance.......................................................6.12(c)
Delaware Courts......................................................9.6(a)
DGCL....................................................................9.1
Effective Time..........................................................1.3
Environmental Law.......................................................9.1
ERISA...................................................................9.1
ERISA Affiliate.........................................................9.1
Exchange Act............................................................9.1
Exchange Agent.......................................................4.2(a)
Exchange Ratio.......................................................4.1(a)
Excluded Company Shares..............................................4.1(a)
GAAP....................................................................9.1
Governmental Entity...............................................5.1(d)(i)
Hazardous Substance.....................................................9.1
HSR Act.................................................................9.1
Indemnified Parties.................................................6.12(a)
IRS.....................................................................9.1
Laws....................................................................9.1
Material Adverse Effect.................................................9.1
Merger.............................................................recitals
Merger Consideration.................................................4.1(a)
Merger Sub.........................................................preamble


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Multi-employer Plan.............................................5.1(h)(vii)
NYSE.................................................................4.1(a)
Order................................................................7.1(d)
Parent.............................................................preamble
Parent Affiliate's Letter............................................6.7(a)
Parent Average Price.................................................4.1(a)
Parent Common Stock..................................................4.1(a)
Parent Companies.....................................................4.1(a)
Parent Disclosure Letter................................................5.2
Parent Preferred Shares...........................................5.2(b)(i)
Parent Requisite Vote............................................5.2(d)(ii)
Parent Stock Plans................................................5.2(b)(i)
Parent Stockholders Meeting..........................................6.4(b)
Parent's Reports.....................................................5.2(e)
PBGC....................................................................9.1
Pension Plan.....................................................5.1(h)(ii)
Permits.................................................................9.1
Person..................................................................9.1
Pooling Affiliates...................................................6.7(a)
Pooling Requirements...............................................recitals
Products........................................................5.1(q)(iii)
Prospectus/Proxy Statement..............................................6.3
Rights Agreement.....................................................5.1(b)
Rule 145 Affiliates..................................................6.7(a)
S-4 Registration Statement..............................................6.3
SEC.....................................................................9.1
Section 16..........................................................6.10(c)
Securities Act..........................................................9.1
Significant Agreements..................................................9.1
Significant Investees...................................................9.1
Significant Subsidiaries................................................9.1
Stock Option Agreement.............................................recitals
Subsequent Transaction...............................................6.5(e)
Subsidiary..............................................................9.1
Substitute Option................................................6.10(a)(i)
Superior Proposal....................................................6.2(a)
Surviving Corporation...................................................1.1
Takeover Statute.....................................................5.1(j)
Tax.....................................................................9.1
Tax Return..............................................................9.1
Taxable.................................................................9.1
Taxes...................................................................9.1
Termination Date........................................................8.2
Termination Fee......................................................8.5(b)
Year 2000 Compliant..................................................5.1(r)



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                          AGREEMENT AND PLAN OF MERGER

      This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of September 9, 1999, is among PREMARK INTERNATIONAL, INC., a Delaware corporation (the "Company"), ILLINOIS TOOL WORKS INC., a Delaware corporation ("Parent"), and CS MERGER SUB INC., a Delaware corporation that is a wholly owned subsidiary of Parent ("Merger Sub").


                                    RECITALS

      WHEREAS, the respective Boards of Directors of each of Parent, Merger Sub and the Company have approved and declared advisable this Agreement and the merger of Merger Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in this Agreement;

      WHEREAS, the parties intend, by executing and delivering this Agreement, to adopt a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, (the "Code"), and to cause the Merger to qualify as a "reorganization" as therein defined;

      WHEREAS, for financial accounting purposes, it is intended that the Merger shall be accounted for as a "pooling-of-interests" in accordance with the requirements of Opinion No. 16 "Business Combinations" of the Accounting Principles Board of the American Institute of Certified Public Accountants, as amended and/or interpreted by the rules and regulations of the SEC and applicable pronouncements by the Financial Accounting Standards Board, the Emerging Issues Task Force and the American Institute of Certified Public
Accountants (collectively with the rules and regulations of the SEC, the "Pooling Requirements");

      WHEREAS, contemporaneously with the execution and delivery of this Agreement, as a condition and inducement to Parent's and Merger Sub's willingness to enter into this Agreement, the Company is entering into a stock option agreement with Parent, substantially in the form of Exhibit A (the "Stock Option Agreement"), pursuant to which the Company has granted to Parent an option to purchase shares of common stock of the Company under the terms and conditions set forth in the Stock Option Agreement; and

      WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

      NOW,   THEREFORE,   in   consideration   of  the  premises,   and  of  the
representations,   warranties,   covenants  and  agreements  contained  in  this
Agreement, the parties agree as follows:



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                                   ARTICLE I.

                       The Merger; Closing; Effective Time

      1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger except as set forth in Article III. The Merger shall have the effects specified in the DGCL.

      1.2.  Closing.  The closing of the Merger (the "Closing") shall take place
(i) at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois, at 9:00 A.M., local time, on the second business day after the date on which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing (which may include the condition set forth in Section 7.1(a)), but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the "Closing Date").

      1.3. Effective Time. As soon as practicable following the Closing, the Company and Parent will cause a Certificate of Merger (the "Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such other time as shall be agreed upon by the parties and set forth in the Certificate of Merger in accordance with the DGCL (the "Effective Time").

                                   ARTICLE II.

      Certificate of Incorporation and Bylaws of the Surviving Corporation

      2.1. The Certificate of Incorporation. The certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable law.

      2.2. The Bylaws. The bylaws of Merger Sub in effect at the Effective Time shall be the Bylaws of the Surviving Corporation (the "Bylaws"), until thereafter amended as provided therein or by applicable law.

                                  ARTICLE III.

                       Officers, Directors and Management

      3.1.  Directors  of Surviving  Corporation.  The directors of Merger
Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.


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      3.2.   Officers of Surviving Corporation. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

                                   ARTICLE IV.

         Effect of the Merger on Capital Stock; Exchange of Certificates

      4.1. Effect on Capital Stock. At the Effective Time, the Merger shall have the following effects on the capital stock of the Company and Merger Sub, without any action on the part of the holder of any capital stock of the Company or Merger Sub:

      (a) Merger Consideration. Each share of common stock, $1.00 par value per share, of the Company (each a "Company Share" and collectively the "Company Shares") issued and outstanding immediately prior to the Effective Time (but not including Company Shares that are owned by Parent, Merger Sub or any other direct or indirect subsidiary of Parent (collectively, the "Parent Companies") or Company Shares that are owned by the Company or any direct or indirect subsidiary of the Company, and in each case not held on behalf of third parties (collectively, "Excluded Company Shares")), shall be converted into and become exchangeable for the fraction of a share (the "Exchange Ratio" or the "Merger Consideration") of Common Stock, $0.01 par value per share, of Parent ("Parent Common Stock"), equal to:

       (i) if the Parent Average Price is equal to or greater than $66.33 but less than or equal to $89.73, the result, calculated to four decimal places, of $55.00 divided by the Parent Average Price;

      (ii) if the Parent Average Price is greater than - $89.73 but less than $101.44, the result, calculated to four decimal places, of

            [$55.00 - {.3065 (Parent Average Price B $89.73)}] [divided by] Parent Average Price;

     (iii) if the Parent Average Price is less than $66.33 but greater than $54.62, the result, calculated to four decimal places, of

            [$55.00 - {.4146 ($66.33 - Parent Average Price)}] [divided by] Parent Average Price;

      (iv) if the Parent Average Price is greater than or equal to $101.44, .5776;

      (v)   if the Parent Average Price is less than or equal to $54.62, .9181.

The "Parent Average Price" means the average of the closing price per share of Parent Common Stock on the New York Stock Exchange (the "NYSE"), as reported in The Wall Street Journal, New York City edition, on the twenty NYSE trading days ending on the second business day prior to the Closing Date. The Parent Average Price shall be rounded to the nearest cent.

      At the Effective Time, all Company Shares shall no longer be outstanding, shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of such Company Shares (other than Excluded Company Shares) shall thereafter represent only the right to the Merger Consideration in respect of each Company Share formerly represented by such Certificate multiplied by the number of Company Shares formerly represented by such Certificate and the right, if any, to receive pursuant to Section 4.2(d) cash in lieu of the fractional shares into which such Company Shares have been converted pursuant to this Section 4.1(a) and any distribution or dividend pursuant to Section 4.2(b), in each case without interest.

      (b) Cancellation of Excluded Company Shares. Each Excluded Company Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, no longer be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

      (c) Merger Sub. At the Effective Time, each share of Common Stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation, and the Surviving Corporation shall thereby become a wholly owned subsidiary of Parent.

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      4.2. Exchange of Certificates for Shares.

      (a) Exchange Procedures. At or prior to the Effective Time Parent shall deposit with the Exchange Agent (as defined below), in trust for the benefit of the holders of Company Shares, certificates representing shares of Parent Common Stock issuable pursuant to Section 4.1(a), and an amount of cash sufficient to pay cash in lieu of fractional shares in accordance with Section 4.2(d). Parent shall make sufficient funds available to the Exchange Agent from time to time as needed to pay cash in respect of dividends or other distributions in accordance with Section 4.2(b). Promptly after the Effective Time, but in no event later than three business days following the Closing Date, the Surviving Corporation shall cause an exchange agent (the "Exchange Agent"), selected by Parent with the Company's prior approval, which shall not be unreasonably withheld, to mail to each holder of record as of the Effective Time of a Certificate in respect of Company Shares (other than holders of a Certificate in respect of Excluded Company Shares) (i) a letter of transmittal specifying that delivery of the Certificates shall be effected, and that risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss and indemnity undertakings or indemnity bonds, as the case may be, in lieu thereof) to the Exchange Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (ii) instructions for exchanging the Certificates for (A) certificates representing shares of Parent Common Stock and (B) any cash in lieu of fractional shares determined in accordance with Section 4.2(d) plus any cash dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the provisions of this Article
      IV.  Subject  to Section  4.2(g),  upon  surrender  of a  Certificate  for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock that such holder is entitled to receive pursuant to this Section 4.2, and (y) a check in the amount (after giving effect to any required tax withholdings) of (A) any cash in lieu of fractional shares determined in accordance with Section 4.2(d) plus (B) any cash dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the provisions of this Section 4.2. The Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount payable upon due surrender of any Certificate. In the event of a transfer of ownership of Company Shares that occurred prior to the Effective Time, but is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for any cash in lieu of fractional shares to be paid upon due surrender of the Certificate and any other dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the Certificate formerly representing such Company Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Parent or the Exchange Agent that such tax has been paid or is not applicable.

      (b)   Distributions with Respect to Unexchanged Shares; Voting.

            (i) Whenever a dividend or other distribution is declared by Parent in respect of Parent Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares of Parent Common Stock issuable pursuant to this Agreement. No dividends or other distributions so declared in respect of such Parent Common Stock shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Section 4.2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued or paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange for such Certificate, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date that is at or after the Effective Time and a payment date on or prior to the date of issuance of such whole shares of Parent Common Stock and not previously paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date at or after the Effective Time but with a payment date subsequent to surrender. For purposes of dividends or other distributions in respect of shares of Parent Common Stock, all shares of Parent Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time.

            (ii) Registered holders of unsurrendered Certificates shall be entitled to vote after the Effective Time at any meeting of Parent stockholders with a record date at or after the Effective Time the number of whole shares of Parent Common Stock represented by such Certificates, regardless of whether such holders have exchanged their Certificates.

      (c) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Company Shares that were outstanding immediately prior to the Effective Time.

      (d) Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Parent Common Stock will be issued and any holder of Company Shares entitled to receive a fractional share of Parent Common Stock but for this Section 4.2(d) shall be entitled to receive in lieu thereof an amount in cash (without interest) determined by multiplying such fraction (rounded to the nearest one-hundredth of a share) by the average closing price of a share of Parent Common Stock, as reported in The Wall Street Journal, New York City edition, on the five
      (5) trading days immediately prior to the Effective Time.

      (e) Termination of Exchange Period; Unclaimed Stock. Any shares of Parent Common Stock and any portion of the cash, dividends or other distributions with respect to the Parent Common Stock deposited by Parent with the Exchange Agent (including the proceeds of any investments thereof) that remain unclaimed by the stockholders of the Company 180 days after the Effective Time shall be paid to Parent.

     Any stockholders of the Company who have not theretofore complied with this
     Article IV shall thereafter be entitled to look only to Parent for payment of their shares of Parent Common Stock and any cash, dividends and other distributions in respect thereof issuable and/or payable pursuant to
     Section 4.1, Section 4.2(b) and Section 4.2(d) upon due surrender of their Certificates (or, in lieu of such Certificates, affidavits of loss together with either a reasonable undertaking to indemnify Parent or the Company, if Parent believes that the person providing the indemnity is sufficiently creditworthy, or, if Parent does not so believe, indemnity bonds), in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Company Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

      (f) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and if Parent believes that the person providing the indemnity is sufficiently creditworthy, the making of a reasonable undertaking to indemnify Parent or the Company, or, if Parent does not so believe, the posting by such Person of a bond in the form customarily required by Parent to indemnify against any claim that may be made against it with respect to such Certificate, Parent will issue the shares of Parent Common Stock and the Exchange Agent will distribute such stock, any cash, dividends and other distributions in respect thereof issuable or payable in exchange for such lost, stolen or destroyed Certificate pursuant to
      Section 4.1, Section 4.2(b) and Section 4.2(d), in each case, without interest.

      (g) Affiliates. Notwithstanding anything in this Agreement to the contrary, Certificates surrendered for exchange by any Pooling Affiliate or Rule 145 Affiliate (as determined pursuant to Section 6.7) of the Company shall not be exchanged until Parent has received a written agreement from such Person as provided in Section 6.7.

      4.3. Dissenters' Rights. The parties hereto agree that, in accordance with Section 262 of the DGCL, no appraisal rights will be available to holders of Company Shares in connection with the Merger.

      4.4. Adjustments to Prevent Dilution. In the event that prior to the Effective Time, there shall have been declared or effected a reclassification, stock split (including a reverse split), or stock dividend or stock distribution made with respect to the Company Shares or the Parent Common Stock, or a stock dividend or stock distribution or any similar transaction relating to the Company Shares or the Parent Common Stock, the Exchange Ratio shall be equitably adjusted to reflect such event.


                                   ARTICLE V.

                         Representations and Warranties

      5.1. Representations and Warranties of the Company. Except as set forth in the disclosure letter, dated the date of this Agreement, delivered by the

Company to Parent (the "Company Disclosure Letter") or in the Company's Reports (as defined below) filed after December 31, 1996 but prior to the date of this Agreement, the Company represents and warrants to Parent and Merger Sub that:

      (a) Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to have such power and authority or to be so qualified or in good standing is not, when taken together with all other such failures, reasonably likely to have a Material Adverse Effect (as defined below) on it. The Company has made available to Parent a complete and correct copy of its certificate of incorporation and bylaws, each as amended to date. Such certificate of incorporation and bylaws are in full force and effect.

      (b) Capital Structure. The authorized capital stock of the Company consists of 200,000,000 Company Shares, of which 61,325,093 Company Shares were issued and outstanding and 7,678,747 Company Shares were held in treasury as of the close of business on September 7, 1999, and 50,000,000 shares of Preferred Stock, $1.00 par value per share (the "Company
      Preferred Shares"), none of which was outstanding as of the date hereof. All of the outstanding Company Shares have been duly authorized and are validly issued, fully paid and nonassessable. Other than the 1,000,000 Company Preferred Shares designated as Series A Junior Participating Preferred Stock that are reserved for issuance pursuant to the Rights Agreement, dated as of November 6, 1996, by and between the Company and Norwest Bank Minnesota, N.A., as Rights Agent (the "Rights Agreement"), and Company Shares subject to issuance as set forth below or that are permitted to become subject to issuance pursuant to Section 6.1(a)(iv) or
      (vii) of this Agreement, the Company has no Company Shares, Company Preferred Shares or other shares of capital stock reserved for or otherwise subject to issuance. As of the date of this Agreement, the Company has outstanding $150,000,000 aggregate principal amount of 6.875% notes due 2008, $100,000,000 aggregate principal of 10.5% notes due 2000 and $2,600,000 aggregate principal amount of 5.95% industrial revenue bonds due 2002. As of September 7, 1999, there were 7,069,414 Company Shares that the Company was obligated to issue pursuant to the Company's stock plans at a weighted average exercise price of $18.20 per Company Share, each of which plans is listed in Section 5.1(b) of the Company Disclosure Letter (collectively the "Company Stock Plans"). Each of the outstanding shares of capital stock or other securities of each of the Company's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or a direct or indirect wholly owned Subsidiary of the Company, free and clear of any lien, pledge, security interest, claim or other encumbrance, except for such failures or exceptions to the foregoing as are not reasonably likely to have a Material Adverse Effect on the Company. Except as set forth above and except pursuant to the Stock Option Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments granted by or enforceable against the Company or any of its Significant Subsidiaries to issue or sell any shares of capital stock, other securities of the Company or any of its Subsidiaries or a material amount of assets of the Company or any of its Significant Subsidiaries other than (in the case of assets) in the ordinary course of business or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any shares of capital stock, other securities or material amount of assets of the Company or any of its Significant Subsidiaries, and no securities or obligations evidencing such rights are issued or outstanding. Neither the Company nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other debt obligations the holders of which have the right to vote with the stockholders of the Company on any matter or convertible into or exercisable for securities having the right to vote with the stockholders of the Company on any matter. The Company Shares issuable pursuant to the Stock Option Agreement have been duly reserved for issuance by the Company, and upon any issuance of such Company Shares in accordance with the terms of the Stock Option Agreement, such Company Shares will be duly and validly issued and fully paid and nonassessable. No Company Shares are held by a Subsidiary of the Company.

      (c) Corporate Authority; Approval and Fairness. The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and, subject only to adoption of this Agreement by the holders of at least a majority of the outstanding Company Shares (the "Company Requisite Vote") to consummate the Merger. This Agreement has been duly executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception"). The Stock Option Agreement has been duly executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception. The Board of Directors of the Company (A) has approved and declared advisable this Agreement, the Stock Option Agreement and the Merger and (B) has received the opinion of its financial advisors, Goldman, Sachs & Co., to the effect that the Merger Consideration to be received by the holders of the Company Shares in the Merger is fair to such holders from a financial point of view.

      (d) Governmental Filings; No Violations.

            (i) Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the HSR Act, the Exchange Act and the Securities Act,
            (C) pursuant to the European  Community  Merger Control  Regulation,
            (D) to comply with state securities or "blue-sky" laws and (E) to comply with any other relevant Competition Laws (as defined below), no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any governmental or regulatory authority, court, agency, commission, body or other governmental entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement and the Stock Option Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement, except those the failure to make or obtain, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company and those that to the knowledge of the Company's executive officers, as of the date hereof, would not be reasonably likely to prevent, materially delay or materially impair the Company's ability to consummate the transactions contemplated by this Agreement or the Stock Option Agreement.

            (ii) The execution, delivery and performance of this Agreement and the Stock Option Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement will not, constitute or result in (A) a breach or violation of, or a default under, the Company's certificate of incorporation or bylaws or the comparable governing instruments of any of the Company's Significant Investees or (B) a breach or violation of, a default under, or give rise to a right of termination under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on its assets or the assets of any of the Company's Significant Investees (with or without notice, lapse of time or both) pursuant to, any agreement, license, lease, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") binding upon the Company or any of its Significant Investees or any Law (as defined in Section 5.1(i)) or governmental or non-governmental permit or license to which the Company or any of its Significant Investees are subject or (C) any change in the rights or obligations of any party under any Contracts to which the Company or its Significant Investees are a party, except, in the case of clauses (B) or (C) above, for any breach, violation, default, right of termination, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the Company and that to the knowledge of the Company's executive officers, as of the date hereof, would not be reasonably likely to prevent, materially delay or materially impair the Company's ability to consummate the transactions contemplated by this Agreement or the Stock Option Agreement.

      (e) Reports; Financial Statements. The Company has filed with the SEC all required forms, reports, registration statements and documents required to be filed by it with the SEC since December 31, 1996. The Company has made or will make available to Parent each registration statement, report, proxy statement or information statement prepared by the Company since December 31, 1996, including the Company's Annual Report on Form 10-K for the years ended December 28, 1996, December 27, 1997 and December 26, 1998 and the Company's Quarterly Report on Form 10-Q for the quarters ended March 27, 1999 and June 26, 1999 in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date of this Agreement, the "Company's Reports"). As of their respective dates, the Company's Reports complied as to form in all material respects with all applicable requirements under the Securities Act, the Exchange Act and the rules and regulations thereunder and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company's Reports (including the related notes and schedules) fairly presents the consolidated financial position of the Company and its consolidated Subsidiaries as of its date and each of the consolidated statements of income, stockholders' equity and of cash flows included in or incorporated by reference into the Company's Reports (including any related notes and schedules) fairly presents the consolidated results of operations, retained earnings and cash flows, as the case may be, of the Company and its consolidated Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to the absence of notes (to the extent permitted by the rules applicable to Form 10-Q) and to normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. Except as set forth in Section 5.1(e) of the Company Disclosure Letter or except as may be reflected in any public filing made prior to the date of this Agreement with the SEC under Section 13 of the Exchange Act and the regulations promulgated thereunder, to the Company's knowledge, as of the date of this Agreement, no Person or "group" "beneficially owns" 5% or more of the Company's outstanding voting securities, with the terms "beneficially owns" and "group" having the meanings ascribed to them under Rule 13d-3 and Rule 13d-5 under the Exchange Act.

      (f) Absence of Certain Changes. Except as disclosed in the Company's Reports filed prior to the date of this Agreement or as expressly contemplated by this Agreement, since December 26, 1998 (the "Audit Date"), the Company and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses and there has not been: (i) any change in the financial condition, liabilities and assets (taken together) or business of the Company and its Subsidiaries which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company; (ii) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance, which damage, destruction or loss is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the Company's capital stock other than regular quarterly cash dividends not in excess of $.11 per Common Share; or (iv) any material change by the Company in financial accounting principles, practices or methods, except as required by GAAP. Since the Audit Date, except as provided for in this Agreement, in the Company Disclosure Letter or as disclosed in the Company's Reports filed prior to the date of this Agreement and except for increases and amendments that are not material in the aggregate, there has not been any increase in the salary, wage, bonus, grants, awards, benefits or other compensation payable or that could become payable by the Company or any of its Subsidiaries to directors, officers or key employees or any amendment of any of the Company's Compensation and Benefit Plans (as defined in
      Section 5.1(h)(i)) other than increases or amendments in the normal and usual course of the Company's business (which may include normal periodic performance reviews and related compensation and benefit increases and the provision of new individual compensation and benefits for promoted or newly hired officers and employees on terms consistent with past practice).

      (g) Litigation and Liabilities. Except as disclosed in the Company's Reports filed prior to the date of this Agreement, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the actual knowledge of the Company's executive officers, threatened against the Company or any of its Affiliates or (ii) obligations or liabilities of the Company or any of its Subsidiaries, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law, in either such case, except for those that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company and that to the knowledge of the Company's executive officers, as of the date hereof, would not be reasonably likely to prevent, materially delay or materially impair the Company's ability to consummate the transactions contemplated by this Agreement or the Stock Option Agreement.

      (h)   Employee Benefits.

            (i) The term "Compensation and Benefit Plans" means any employee benefit plan (within the meaning of Section 3(3) of ERISA), or any bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, incentive compensation, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, consulting, termination, severance, compensation, medical, health or fringe benefit plan, program, agreement, policy or arrangement for any agents, consultants, employees, directors, former employees or former directors of the Company and or any ERISA Affiliate which the Company or any ERISA Affiliate maintains, is a party to, participates in or with respect to which any of them has any liability or contingent liability. The Company has delivered to Parent copies of certain plan documents and summary plan descriptions for certain Compensation and Benefit Plans, and such copies are, to the knowledge of the Company's executive officers, true and complete in all material respects.

            (ii) (A) All Compensation and Benefit Plans have been administered in form and operation in substantial compliance with all requirements of applicable law, and no event has occurred which will or could cause any such Compensation and Benefit Plan to fail to comply with such requirements and no notice has been issued by any governmental authority questioning or challenging such compliance;
            (B) there have been no acts or omissions by the Company or any ERISA Affiliate which have given rise to or may give rise to material fines, penalties, taxes or related charges under Section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which the
            Company  or  ERISA  Affiliate  may  be  liable;   (C)  each  of  the

            Compensation and Benefit Plans that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA, other than a multiemployer plan (as defined in Section 3(37) of ERISA), (each a "Pension Plan,") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application therefor filed within the applicable remedial amendment period is pending which covers all changes in law for which the remedial amendment period (within the meaning of Section 401(b) of the Code and applicable regulations) has expired and none of the Company nor any of its ERISA Affiliates is aware of any circumstances likely to result in revocation of any such favorable determination letter; (D) there is no pending or, to the knowledge of the Company's executive officers, threatened material litigation relating to its Compensation and Benefit Plans; and (E) neither the Company nor any of the ERISA Affiliates has engaged in a transaction with respect to any of the Compensation and Benefit Plans that would subject the Company or any of the ERISA Affiliates to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

            (iii) All contributions required to be made under the terms of any of the Compensation and Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company's Reports prior to the date of this Agreement.

            (iv) None of the Company nor any ERISA Affiliate has any obligation for post-employment health and life benefits under any of the Compensation and Benefit Plans, except as set forth in its Reports filed prior to the date of this Agreement or as required by applicable law or as may be provided under individual employment or severance agreements which in the aggregate do not require the Company to provide benefits, the cost of which is material to the Company.

            (v) The consummation of the Merger (or the approval of the Merger by stockholders of the Company) and the other transactions contemplated by this Agreement does not (x) entitle any employees or directors of the Company or any employees of any of the Company's ERISA Affiliates to severance pay, directly or indirectly, upon termination of employment or otherwise, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans.

            (vi) In each summary plan description and plan document relating to a Compensation and Benefits Plan that is not an individual agreement, the Company has reserved the right unilaterally to amend or terminate such plan, and to the knowledge of the Company's executive officers as of the date hereof, the Company has not distributed any other documents to participants generally or issued any general communication that purports to promise that any such plan will be continued indefinitely or otherwise obligates the Company to provide a specific level of benefits in the future, except under the terms of a collective bargaining agreement, a change-in-control provision that has been disclosed to Parent prior to the date of this Agreement or an individual agreement that has been disclosed to Parent prior to the date of this Agreement, or except as may be required by a statutory provision requiring the continuation of certain benefits or requiring that certain steps be taken, such as notification to affected participants, before a plan amendment or termination can be effective.

            (vii) None of the Compensation and Benefit Plans is a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA that is subject to Title IV of ERISA (a "Multiemployer Plan") none of the Compensation and Benefit Plans is otherwise subject to Title IV of ERISA and none of the Company or any of the ERISA Affiliates have contributed or been obligated to contribute to a Multiemployer Plan or any other plan which is subject to Title IV of ERISA.

      (i) Compliance with Laws. Except as set forth in the Company's Reports filed prior to the date of this Agreement, the businesses of each of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any Laws except for violations or possible violations that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Company or that to the knowledge of the Company's executive officers, as of the date hereof, would be reasonably likely to prevent, materially delay or materially impair the Company's ability to consummate the transactions contemplated by this Agreement and the Stock Option Agreement. Except as set forth in the Company's Reports filed prior to the date of this Agreement, to the actual knowledge of the Company's executive officers, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or threatened, nor has any Governmental Entity indicated an intention to conduct the same, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Company or to the knowledge of the Company's executive officers, as of the date hereof, would be reasonably likely to prevent, materially delay or materially impair the Company's ability to consummate the transactions contemplated by this Agreement and the Stock Option Agreement. To the actual knowledge of the Company's executive officers, no material change is required in the Company's or any of its Subsidiaries' processes, properties or procedures in order to comply with any such Laws, and the Company has not received any written notice or written communication of any material noncompliance with any such Laws that has not been cured as of the date of this Agreement, except for changes and noncompliance that individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company and that to the knowledge of the Company's executive officers, as of the date hereof, would not be reasonably likely to prevent, materially delay or materially impair the Company's ability to consummate the transactions contemplated by this Agreement and the Stock Option Agreement. Each of the Company and its Subsidiaries has all Permits necessary to conduct their business as presently conducted, except for those the absence of which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company and that to the knowledge of the Company's executive officers, as of the date hereof, would not be reasonably likely to prevent, materially delay or materially impair the Company's ability to consummate the transactions contemplated by this Agreement and the Stock Option Agreement.

      (j) Takeover Statutes; Charter and Bylaw Provisions. The Board of Directors of the Company has taken all appropriate and necessary actions to render inapplicable to the Merger and the transactions contemplated by this Agreement the provisions of Section 203 of the DGCL. No other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation of any state in the United States (each a "Takeover Statute") as in effect on the date of this Agreement is applicable to the Company, the Company Shares, the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreement. Assuming that Parent and its Affiliates were not, at or prior to the date of this Agreement (without giving effect to the Stock Option Agreement), "Interested Stockholders" within the meaning of Article EIGHTH, Section B(2)(vii)(2) of the Company's certificate of incorporation, the Company's Board of Directors has taken such action as is necessary to render Article EIGHTH, Section A of the Company's certificate of incorporation inapplicable to the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreement. Article NINTH of the Company's certificate of incorporation has expired in accordance with its terms.

      (k) Environmental Matters. Except as disclosed or reflected in the Company's Reports filed prior to the date of this Agreement and except for such matters that, alone or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company: (i) each of the Company and its Subsidiaries has complied with all applicable Environmental Laws; (ii) neither the Company nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (iii) neither the Company nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (iv) there are no circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any of the Company's properties pursuant to any Environmental Law.

      (l) Accounting and Tax Matters. Neither the Company nor any of its Subsidiaries or Pooling Affiliates (as defined in Section 6.7) has taken or agreed to take any action, nor do the Company's executive officers have any actual knowledge of any fact or circumstance, that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling-of-interests" in accordance with the Pooling Requirements or prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

      (m) Taxes. Except to the extent of any inaccuracy or incompleteness of any of the following which is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company, (i) the Company and each of its Subsidiaries have prepared or will prepare in good faith and duly and timely filed (taking into account any extension of time within which to file), or will so file, all material Tax Returns required to be filed by any of them at or before the Effective Time and all such filed Tax Returns are or will be complete and accurate, (ii) the Company and each of its Subsidiaries as of the Effective Time (x) will have paid all Taxes that they are required to pay prior to the Effective Time, and (y) will have withheld all federal, state and local income taxes, FICA, FUTA and other Taxes, including, without limitation, similar foreign Taxes, required to be withheld from amounts owing to any employee, creditor or third party, (iii) as of the date of this Agreement, there are not pending or threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters,
      (iv) there are not, to the actual knowledge of the Company's executive officers, any unresolved questions, claims or outstanding proposed or assessed deficiencies concerning the Company or any of its Subsidiaries' Tax liability, (v) neither the Company nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes in excess of the amounts accrued in respect of such Taxes that are reflected in the financial statements included in the Company's Reports and (vi) neither the Company nor any of its Subsidiaries has executed any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any Tax. No payments to be made to any of the officers and employees of the Company or its Subsidiaries will, as a result of consummation of the Merger, be subject to the deduction limitations under Sections 280G or 162(m) of the Code.

      (n) Labor Matters. Neither the Company nor any of its Subsidiaries is the subject of any material proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel the Company to bargain with any labor union or labor organization nor is there pending or, to the knowledge of the Company's executive officers, threatened, any labor strike, dispute, walkout, work stoppage, slow down or lockout involving the Company or any of its Subsidiaries, except in each case as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company.

      (o) Brokers and Finders; Professional Expenses. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated by this Agreement except that the Company has employed Goldman, Sachs & Co. as the Company's financial advisor. The calculation of the amount payable to Goldman, Sachs & Co. in connection with this Agreement, including the Merger and the other transactions contemplated by this Agreement, is disclosed in Section 5.1(o) of the Company Disclosure Letter and true and complete copies of all engagement letters and other Contracts relating to currently active assignments under which Goldman, Sachs & Co. may be entitled to any engagement, assignment, fees, expense reimbursement, indemnification or other payment from the Company or any of its Subsidiaries are attached to the Company Disclosure Letter.

      (p) Significant Agreements. Each of the Significant Agreements is in full force and effect and enforceable in accordance with its terms, except as would not reasonably be expected to have a Material Adverse Effect on the

      Company. Neither the Company nor any of its Subsidiaries has received any notice (written or oral) of cancellation or termination of, or any expression or indication of an intention or desire to cancel or terminate, any of the Significant Agreements, except as would not reasonably be expected to have a Material Adverse Effect on the Company. No Significant Agreement is the subject of, or has been threatened to be made the subject of, any arbitration, suit or other legal proceeding, except as would not reasonably be expected to have a Material Adverse Effect on the Company. With respect to any Significant Agreement which by its terms will terminate as of a certain date unless renewed or unless an option to extend such Significant Agreement is exercised, neither the Company nor any of its Subsidiaries has received any notice (written or oral), or otherwise has any knowledge, that any such Significant Agreement will not be, or is not likely to be, so renewed or that any such extension option will not be exercised, except as would not reasonably be expected to have a Material Adverse Effect on the Company. There exists no event of default or occurrence, condition or act on the part of the Company or any of its Subsidiaries or, to the knowledge of the Company, on the part of the other parties to the Significant Agreements which constitutes or would constitute (with notice or lapse of time or both) a breach of or default under any of the Significant Agreements, except as would not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any Contract purporting to limit the Company or any of its Affiliates from engaging in any business or from competing with any Person in any business, except as would not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any Contract purporting to limit any direct or indirect shareholder or parent company of the Company (or any Subsidiary of any direct or indirect shareholder or parent company of the Company, other than the Company or any Subsidiary of the Company) from engaging in any business or from competing with any Person in any business except as would not have a Material Adverse Effect on Parent.

      (q) Intellectual Property Rights. Except as would not have a Material Adverse Effect on the Company:

            (i) The Company and its Subsidiaries own or have the right to use all intellectual property material to the conduct of their respective businesses (such intellectual property and such rights are collectively referred to herein as the "Company IP Rights").

            (ii) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (A) constitute a breach by the Company or any of its Subsidiaries of any instrument or agreement governing any Company IP Rights, (B) cause the modification of any terms of any licenses or agreements relating to any Company IP Rights including but not limited to the modification of the effective rate of any royalties or other payments provided for in any such license or agreement, (C) cause the forfeiture or termination of any Company IP Rights, (D) give rise to a right of forfeiture or termination of any Company IP Rights or (E) impair the right of the Company, its Subsidiaries, the Surviving Corporation or Parent to use, sell or license any Company IP Rights or portion thereof.

            (iii) Neither the manufacture, marketing, license, sale or intended use of any product or product under development (collectively, "Products") by the Company and its Subsidiaries nor the current use by the Company and its Subsidiaries of any Company IP Rights, (A) violates any license or agreement between the Company or any of its Subsidiaries and any third party or (B) infringes any patents or other intellectual property rights of any other party; and there is no pending or threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Company IP Rights, or asserting that any Company IP Rights or the proposed use, sale, license or disposition thereof, or the manufacture, use or sale of any Products, conflicts or will conflict with the rights of any other party.

      (r) Year 2000 Compliance. The Company has instituted processes and controls to become Year 2000 Compliant, as that term is defined below, and the foreseeable expenses or other liabilities associated with the process of securing full Year 2000 Compliance would not be reasonably expected to cause a Material Adverse Effect on the Company. Upon completion of such instituted processes and controls the Company's Computer Systems will be
      Year 2000 Compliant. "Year 2000 Compliant" means, except for any noncompliance that, individually or in the aggregate would not be reasonably likely to have a Material Adverse Effect on the Company, that such hardware or software used, by the Company or any of its Subsidiaries including, but not limited to, microcode, firmware, system and application programs, files, databases, computer services, and microcontrollers, including those embedded in computer and non-computer equipment (the "Computer Systems") will not fail (because of a date change event resulting from a transition to the Year 2000) to:

            (i) process date data consistently from before and after January 1, 2000;

            (ii)  maintain   functionality  with  respect  to  the  introduction
                  processing, or output of records containing dates falling on or after January 1, 2000; and

            (iii) be  interoperable  with other Year 2000 Compliant  software or hardware which may deliver records to, receive records from, or interact with such Computer Systems in the course of conducting the business of the Company, including processing data and manufacturing the products of the Company.

      (s) Rights Agreement. The Company has adopted an amendment to the Rights Agreement with the effect that neither Parent nor Merger Sub shall be deemed to be an Acquiring Person (as defined in the Rights Agreement), the Distribution Date (as defined in the Rights Agreement) shall not be deemed to occur and the Rights (as defined in the Rights Agreement) will not separate from the Company Shares, as a result of entering into this Agreement or the Stock Option Agreement or consummating the Merger and/or the other transactions contemplated by this Agreement or the Stock Option Agreement.

      5.2. Representations and Warranties of Parent and Merger Sub. Except as set forth in the disclosure letter, dated the date of this Agreement, delivered by Parent to the Company (the "Parent Disclosure Letter") or in Parent's Reports filed after December 31, 1996 but prior to the date of this Agreement, Parent, on behalf of itself and Merger Sub, represents and warrants to the Company that:

      (a) Organization, Good Standing and Qualification. Each of Parent and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to have such power and authority or to be so qualified or in good standing is not, when taken together with all other such failures, reasonably likely to have a Material Adverse Effect on it. Parent has made available to Company a complete and correct copy of its certificate of incorporation and bylaws, each as amended to date. Such certificates of incorporation and bylaws are in full force and effect.

      (b)   Capital Structure.

            (i) The authorized capital stock of Parent consists of 350,000,000 shares of Parent Common Stock, of which 250,637,386 shares were issued and outstanding and 260,536 shares were held in treasury as of the close of business on September 7, 1999, and 300,000 shares of Preferred Stock, no par value (the "Parent Preferred Shares"), of which no shares were outstanding as of the date hereof. All of the outstanding shares of Parent Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. As of the date of this Agreement, other than Parent Common Stock subject to issuance as set forth below, Parent has no shares of Parent Common Stock or Parent Preferred Shares reserved for or subject to issuance. As of September 7, 1999, there were not more than 5,344,999 shares of Parent Common Stock that Parent was obligated to issue pursuant to the Parent's stock plans, each of which plans is listed in Section 5.2(b) of the Parent Disclosure Letter (collectively, the "Parent Stock Plans"). Except as set forth above, as of the date of this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of Parent or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Parent, and no securities or obligation evidencing such rights are authorized, issued or outstanding. As of the date of this Agreement, Parent does not have outstanding any bonds, debentures, notes or other debt obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter.

            (ii) The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent, and there are (A) no other shares of capital stock or other voting securities of Merger Sub, (B) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or other voting securities of Merger Sub and (C) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, other voting securities or securities convertible into or exchangeable for capital stock or other voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

      (c) Corporate Authority; Approval. Parent and Merger Sub each has all requisite corporate power and authority and each has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger. This Agreement has been duly executed and delivered by Parent and Merger Sub and is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception. The shares of Parent Common Stock, when issued pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and no stockholder of Parent will have any preemptive right of subscription or purchase in respect thereof.

      (d) Governmental Filings; No Violations.

            (i) Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the HSR Act, the Exchange Act and the Securities Act,
            (C) pursuant to the European  Community  Merger Control  Regulation,
            (D) to comply with state securities or "blue-sky" laws and (E) to comply with any other relevant Competition Laws, no notices, reports or other filings are required to be made by Parent with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent from, any Governmental Entity, in connection with the execution and delivery of this Agreement and the Stock Option Agreement by Parent and the consummation by Parent of the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement, except those that the failure to make or obtain, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Parent and that to the knowledge of Parent's executive officers, as of the date hereof, would not be reasonably likely to prevent, materially delay or materially impair Parent's ability to consummate the transactions contemplated by this Agreement or the Stock Option Agreement.

            (ii) The execution, delivery and performance of this Agreement and the Stock Option Agreement by Parent do not, and the consummation by Parent of the Merger and the other transactions contemplated by this

            Agreement and the Stock Option Agreement will not, constitute or result in (A) a breach or violation of, or a default under, Parent's certificate of incorporation or bylaws or the comparable governing instruments of any of Parent or its Significant Subsidiaries or any Significant Investees or (B) subject to the approval of the issuance of the aggregate Merger Consideration by a majority of the stockholders of Parent voting thereon at the Parent Stockholders Meeting (as defined in Section 6.4(b) (the "Parent Requisite Vote"), if applicable, a breach or violation of, a default under or give rise to a right of termination under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on its assets or the assets of any of Parent or its Significant Investees (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon Parent or any of its Significant Investees or any Law or governmental or non-governmental permit or license to which Parent or any of its Significant Investees is subject or (C) any change in the rights or obligations of any party under any Contracts to which Parent or its Significant Investees are a party, except, in the case of clauses (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on Parent and that to the knowledge of Parent's executive officers, as of the date hereof, would not be reasonably likely to prevent, materially delay or materially impair Parent's ability to consummate the transactions contemplated by this Agreement or the Stock Option Agreement.

      (e) Reports; Financial Statements. Parent has made or will make available to the Company each registration statement, report, proxy statement or information statement prepared by Parent since December 31, 1996, including Parent's Annual Report on Form 10-K for the years ended December 31, 1996, December 31, 1997 and December 31, 1998 and Parent's Quarterly Report on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999 in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date of this Agreement, "Parent's Reports"). As of their respective dates, Parent's Reports complied as to form in all material respects with all applicable requirements under the Securities Act, the Exchange Act and the rules and regulations thereunder and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into Parent's Reports (including the related notes and schedules) fairly presents the consolidated financial position of Parent and its consolidated Subsidiaries as of its date and each of the consolidated statements of income, stockholders' equity and cash flows included in or incorporated by reference into Parent's Reports (including any related notes and schedules) fairly presents the consolidated results of operations, statement of shareholders' investment and cash flows, as the case may be, of Parent and its consolidated Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to the absence of notes (to the extent permitted by the rules applicable to Form 10-Q) and to normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

      (f)  Absence of  Certain  Changes.  Except as  disclosed  in the  Parent's
      Reports filed prior to the date of this Agreement or as expressly contemplated by this Agreement, since December 31, 1998, there has not been: (i) any change in the financial condition, liabilities and assets (taken together) or business of Parent and its Subsidiaries which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Parent; or (ii) any declaration, setting aside or payment of any dividend or other distribution in respect of Parent's capital stock other than regular quarterly cash dividends consistent with past practice and other than any dividend that would be received by the holders of Company Common Stock on an equivalent basis per share of Parent Common Stock after the Effective Time.

      (g) Accounting and Tax Matters. Neither Parent nor any of its Subsidiaries or Pooling Affiliates (as defined in Section 6.7) has taken or agreed to take any action, nor do Parent's executive officers have any actual knowledge of any fact or circumstance, that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling-of-interests" in accordance with the Pooling Requirements or prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code. Neither Parent nor any of its Subsidiaries owns any shares of capital stock of the Company or any other securities convertible into or otherwise exercisable to acquire capital stock of the Company other than any securities that may be held pursuant to any pension or benefit plan of Parent or any of its Subsidiaries.

      (h) Compliance with Laws. Except as set forth in Parent's Reports filed prior to the date of this Agreement, the businesses of each of Parent and its Subsidiaries have not been, and are not being, conducted in violation of any Laws except for violations or possible violations that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Parent and that to the knowledge of Parent's executive officers, as of the date hereof, would not prevent, materially delay or materially impair Parent's ability to consummate the transactions contemplated by this Agreement and the Stock Option Agreement. Except as set forth in Parent's Reports filed prior to the date of this Agreement, to the actual knowledge of Parent's executive officers, no investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries is pending or threatened, nor has any Governmental Entity indicated an intention to conduct the same, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Parent or that to the knowledge of Parent's executive officers, as of the date hereof, would be reasonably likely to prevent, materially delay or materially impair Parent's ability to consummate the transactions contemplated by this Agreement and the Stock Option Agreement. To the actual knowledge of Parent's executive officers, no material change is required in Parent's or any of its Subsidiaries' processes, properties or procedures in order to comply with any such Laws, and Parent has not received any written notice or written communication of any material noncompliance with any such Laws that has not been cured as of the date of this Agreement, except for changes and noncompliance that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Parent and that to the knowledge of Parent's executive officers, as of the date hereof, would not prevent, materially delay or materially impair Parent's ability to consummate the transactions contemplated by this Agreement and the Stock Option Agreement. Each of Parent and its Subsidiaries has all Permits necessary to conduct their business as presently conducted, except for those the absence of which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Parent and that to the knowledge of Parent's executive officers, as of the date hereof, would not prevent, materially delay or materially impair Parent's ability to consummate the transactions contemplated by this Agreement and the Stock Option Agreement.

      (i) Litigation and Liabilities. Except as disclosed in Parent's Reports filed prior to the date of this Agreement, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the actual knowledge of Parent's executive officers, threatened against Parent or any of its Affiliates or (ii) obligations or liabilities of Parent or any of its Subsidiaries, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law, in either such case, except for those that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Parent and that to the knowledge of Parent's executive officers, as of the date hereof, would not prevent, materially delay or materially impair Parent's ability to consummate the transactions contemplated by this Agreement or the Stock Option Agreement.

      (j) Environmental Matters. Except as disclosed or reflected in Parent's Reports filed prior to the date of this Agreement and except for such matters that, alone or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Parent: (i) each of Parent and its Subsidiaries has complied with all applicable Environmental Laws; (ii) neither Parent nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that Parent or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (iii) neither Parent nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (iv) there are no circumstances or conditions involving Parent or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any of Parent's properties pursuant to any Environmental Law.

      (k) Taxes. Except to the extent of any inaccuracy or incompleteness of any of the following which is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Parent, (i) Parent and each of its Subsidiaries have prepared or will prepare in good faith and duly and timely filed (taking into account any extension of time within which to file), or will so file, all material Tax Returns required to be filed by any of them at or before the Effective Time and all such filed Tax Returns are or will be complete and accurate, (ii) Parent and each of its Subsidiaries as of the Effective Time (x) will have paid all Taxes that they are required to pay prior to the Effective Time, and (y) will have withheld all federal, state and local income taxes, FICA, FUTA and other Taxes, including, without limitation, similar foreign Taxes, required to be withheld from amounts owing to any employee, creditor or third party, (iii) as of the date of this Agreement, there are not pending or threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters, (iv) there are not, to the actual knowledge of Parent's executive officers, any unresolved questions, claims or outstanding proposed or assessed deficiencies concerning Parent or any of its Subsidiaries' Tax liability, (v) neither Parent nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes in excess of the amounts accrued in respect of such Taxes that are reflected in the financial statements included in Parent's Reports and (vi) neither Parent nor any of its Subsidiaries has executed any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any Tax.


                                   ARTICLE VI.

                                    Covenants

      6.1. Interim Operations. Except as set forth in the corresponding sections or subsections of the Company Disclosure Letter and the Parent Disclosure Letter, as appropriate:

      (a) The Company covenants and agrees as to itself and its Subsidiaries that, after the date of this Agreement and prior to the Effective Time (unless Parent shall otherwise approve in writing and except as otherwise required by applicable Law, in which case, the Company shall provide Parent with prior reasonable notice of such requirement, or unless expressly contemplated by this Agreement or the Stock Option Agreement):

            (i) Its business and that of its Subsidiaries shall be conducted only in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries shall use their commercially reasonable efforts to preserve their business organizations intact and maintain their existing relations and goodwill with customers, suppliers, regulators, distributors, creditors, lessors, employees and business associates; provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 6.1(a) shall be deemed a breach of this Section 6.1(a)(i) unless such action would constitute a breach of one or more such other provisions;

            (ii) It shall not: (A) amend its certificate of incorporation or bylaws; (B) split, combine, subdivide or reclassify its outstanding shares of capital stock; (C) declare, set aside or pay any dividend on the Common Shares or other capital stock of the Company payable in cash, stock or property in respect of any such capital stock (other than regular quarterly dividends on the Common Shares not to exceed $.11 per common share per quarter); or (D) repurchase, redeem or otherwise acquire, except in connection with existing commitments under the Company Stock Plans but subject to the Company's obligations under subparagraph (iii) below, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

            (iii) Neither it nor any of its Subsidiaries shall take any action that would prevent the Merger from qualifying for "pooling-of-interests" accounting treatment in accordance with the Pooling Requirements or as a "reorganization" within the meaning of
            Section 368(a) of the Code;

            (iv) Neither it nor any of its ERISA Affiliates shall: (A) accelerate, amend or change the period of exercisability of or terminate, establish, adopt, enter into, make any new grants or awards of stock-based compensation or other benefits under any Compensation and Benefit Plans; (B) amend or otherwise modify any
            Compensation and Benefit Plans; or (C) increase the salary, wage, bonus or other compensation of any directors, officers or employees except, in the case of (A), (B) and (C), (x) for grants or awards to employees with annual salaries below $150,000 under existing Compensation and Benefit Plans in such amounts and on such terms as are consistent with past practice, (y) in the normal and usual course of its business (which may include normal periodic performance reviews and related compensation and benefit increases and the provision of individual Company Compensation and Benefit Plans consistent with past practice for promoted or newly hired employees below the level of Company Vice President on terms consistent with past practice), or (z) for actions necessary to satisfy existing contractual obligations under Compensation and Benefit Plans existing as of the date of this Agreement, including pursuant to rights and obligations under such Compensation and Benefit Plans that vest or mature automatically with the passage of time or the satisfaction of other conditions; provided, that it shall not take such action unless it shall provide Parent with prior reasonable notice; or to comply with applicable law or regulations;

            (v) Except for transactions between the Company and one or more of its wholly-owned Subsidiaries or between wholly-owned Subsidiaries of the Company, neither it nor any of its Subsidiaries shall incur, repay or retire prior to maturity or refinance any indebtedness for borrowed money or guarantee any such indebtedness or issue, sell, repurchase or redeem prior to maturity any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others in all such cases in excess of $10,000,000 in the aggregate or except for the use of foreign bank lines of credit in the ordinary course;

            (vi) Neither it nor any of its Subsidiaries shall (A) make any capital expenditures prior to December 31, 1999 in an aggregate amount in excess of $8,000,000, except as set forth in the Company's 1999 capital budget which has been made available to Parent or (B) make any capital expenditures subsequent to December 31, 1999 in an amount in excess of an average of $10,000,000 per month;

            (vii) Neither it nor any of its Subsidiaries shall issue, deliver, sell, pledge or encumber shares of any class of its capital stock or any securities convertible or exchangeable into, any rights, warrants or options to acquire, or any bonds, debentures, notes or other debt obligations having the right to vote or convertible or exercisable for any such shares except for transactions between the Company and one or more of its wholly-owned Subsidiaries, or between wholly-owned Subsidiaries of the Company and except for Company Shares issued pursuant to options and other awards outstanding on the date of this Agreement under the Company Stock Plans or otherwise permitted by Section 6.1(a)(iv);

            (viii) Except as permitted by Sections 6.2 and 8.3(b), neither it nor any of its Subsidiaries shall authorize, propose or announce an intention to authorize or propose or enter into an agreement with respect to, any merger, consolidation or business combination (other than the Merger), or any purchase, sale, lease, license or other acquisition or disposition of any business or of a material amount of assets or securities excluding sales of inventory or products in the ordinary course of business;

            (ix) It shall not make any material change in its financial accounting policies or procedures, other than any such change that is required by GAAP, or revalue any assets, including, without limitation, writing down the value of material inventory or writing off notes or accounts receivable in a material amount other than as required by GAAP;

            (x) Except in the ordinary and usual course of business or as is required by law, it shall not release, assign, settle or compromise any material claims or litigation or make any material tax election or settle or compromise any material United States federal, state, local or foreign tax liability; and

            (xi) Neither it nor any of its Subsidiaries shall authorize or enter into any agreement to do any of the foregoing.

      (b) Parent covenants and agrees as to itself and its Subsidiaries that, after the date of this Agreement and prior to the Effective Time (unless the Company shall otherwise approve in writing and except as otherwise required by applicable Law, in which case, Parent shall provide the Company with prior reasonable notice of such requirement, or unless expressly contemplated by this Agreement or the Stock Option Agreement):

            (i) It shall not: (A) amend its certificate of incorporation or bylaws in any manner that would adversely affect the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreement; (B) split, combine, subdivide or reclassify its outstanding shares of capital stock; (C) declare, set aside or pay any dividend on the Parent Common Stock or other capital stock of Parent payable in cash, stock or property in respect of any such capital stock (other than regular quarterly dividends on the Parent Common Stock consistent with past practice and other than any dividend that would be received by the holders of Company Common Stock on an equivalent basis per share of Parent Common Stock after the Effective Time); or (D) repurchase, redeem or otherwise acquire, except in connection with existing commitments under Parent's employee benefit plans but subject to Parent's obligations under subparagraph (iii) below, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

            (ii) Neither it nor any of its Subsidiaries shall take any action that would prevent the Merger from qualifying for "pooling-of-interests" accounting treatment in accordance with the Pooling Requirements or as a "reorganization" within the meaning of
            Section 368(a) of the Code; and

            (iii) Neither it nor any of its Subsidiaries shall authorize or enter into any agreement to do any of the foregoing.

      (c) Parent and the Company agree that any written approval  obtained under
      Section 6.1(a) must be signed by the Chief Executive Officer or Senior Vice President, General Counsel and Secretary of Parent and any written approval obtained under Section 6.1(b) must be signed by the Chief Executive Officer or Senior Vice President, General Counsel and Secretary of the Company.

      (d) Parent and the Company agree that prior to the Closing, the record date for determining shareholders of the Company or Parent entitled to receive the regular quarterly dividends permitted hereunder that may be declared by the board of directors of either Parent or the Company after the date of this Agreement but prior to the Closing shall be the close of business on the day on which Parent's then current fiscal quarter ends.

      6.2. Acquisition Proposals.

      (a) The Company agrees that it shall not nor shall it knowingly permit any of its Subsidiaries or any of the officers and directors of it or its Subsidiaries to, and that it shall direct and use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) (the Company, its Subsidiaries and their officers, directors, employees, agents and representatives being referred to as the "Company Representatives") not to, directly or indirectly, initiate, solicit, or knowingly encourage or otherwise intentionally facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, or any purchase or sale of the consolidated assets (including without limitation stock of Subsidiaries) of the Company or any of its Subsidiaries, taken as a whole, having an aggregate value equal to 15% or more of the Company's market capitalization, or any purchase or sale of, or tender or exchange offer for, 15% or more of its equity securities (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company further agrees that it shall not nor shall it knowingly permit any of its Subsidiaries or any of the officers and directors of it or its Subsidiaries to, and that it shall direct and use its reasonable best efforts to cause the Company Representatives not to, directly or indirectly, have any discussion in furtherance of or provide any confidential information or data to any Person relating to an Acquisition Proposal or engage in any negotiations concerning an Acquisition Proposal, or otherwise intentionally facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent either the Company or its Board of Directors from: (A) complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; (B) if the Board of Directors of the Company determines in good faith after consultation with outside counsel, that in order for the Board of
      Directors of the Company to comply with its fiduciary duties to stockholders under applicable law it should take such action, engaging in any discussions or negotiations with or providing any information or data to any Person (including its Representatives) in response to an unsolicited written Acquisition Proposal by any such Person; provided, that prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, the Board of Directors of the Company shall receive from such Person an executed confidentiality agreement on terms substantially similar to those contained in the confidentiality agreement previously entered into between Parent and the Company in connection with their consideration of the Merger; provided further, that such confidentiality agreement shall contain terms that allow the Company to comply with its obligations under this Section 6.2 or (C) recommending such an unsolicited written Acquisition Proposal to the stockholders of the Company if, and only to the extent that, with respect to the actions referred to in clause (C),
      (i) the Board of Directors of the Company concludes in good faith (after consultation with its outside legal counsel and its financial advisor) that such Acquisition Proposal is reasonably capable of being completed, and would, if consummated, result in a transaction more favorable to the Company's stockholders than the Merger (a "Superior Proposal"), and (ii) the Board of Directors of the Company determines in good faith after consultation with outside legal counsel that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duty to the Company's stockholders under applicable Law.

      (b) Except as disclosed in Section 6.1(a) of the Company Disclosure Letter, the Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The Company agrees that it will promptly inform its executive officers, directors, attorneys and financial advisors of the obligations undertaken in Section 6.2(a). The Company agrees that it will notify Parent as soon as reasonably practicable, if any such proposals or offers are received by it, any such information is requested from it or any such discussions or negotiations are sought to be initiated with it, indicating, in connection with such notice, the name of such Person making such inquiry, proposal, offer or request and a description of the substance of any such inquiries, proposals, offers or requests. The Company thereafter shall keep Parent informed as soon as reasonably practicable, of the status and terms of any such inquiries, proposals or offers.

      6.3. Information Supplied. The Company and Parent each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (including the joint proxy statement of Parent and the Company and prospectus of Parent (the "Prospectus/Proxy Statement") constituting a part thereof) (the "S-4 Registration Statement") will, at the time the S-4 Registration Statement becomes effective under the Securities Act, and (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the meetings of stockholders of the Company and Parent to be held in connection with the Merger, in any such case, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors, is discovered by Parent or the Company which should be set forth in an amendment or supplement to any of the S-4 Registration Statement or the Prospectus/Proxy Statement, so that any of such documents would not include any misstatement of a material fact or would omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties to this Agreement and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company and Parent.

      6.4. Stockholders Meetings.

       (a) The Company will take, in accordance with applicable Law and its certificate of incorporation and bylaws, all action necessary to convene a meeting of holders of Company Shares (the "Company Stockholders Meeting") as promptly as reasonably practicable after the S-4 Registration Statement is declared effective to consider and vote upon the adoption of this Agreement. The Company's Board of Directors shall (i) recommend that the stockholders of the Company adopt this Agreement and thereby approve the transactions contemplated by this Agreement and (ii) solicit such adoption (including soliciting proxies); provided, however, that the Company's Board of Directors may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation to the extent that the Company's Board of Directors determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties to the Company's stockholders under applicable Law.

      (b) Parent will take, in accordance with applicable Law and its certificate of incorporation and bylaws, all action necessary to convene a meeting of its stockholders (the "Parent Stockholders Meeting") as promptly as reasonably practicable after the S-4 Registration Statement is declared effective to consider and vote upon the issuance of the aggregate Merger Consideration pursuant to this Agreement. The Board of Directors of Parent shall: (i) recommend that the stockholders approve the issuance of the Merger Consideration pursuant to this Agreement; and (ii) solicit such approval (including soliciting proxies). Notwithstanding the foregoing, at any time following determination of the Exchange Ratio but prior to the Parent Stockholders Meeting, Parent may cancel and not convene the Parent Stockholders Meeting if the rules and listing policies of the NYSE do not require the stockholders of Parent to approve the issuance of the Merger Consideration in the Merger.

      6.5. Filings; Other Actions; Notification.

      (a) Parent and the Company shall promptly prepare and file with the SEC the Prospectus/Proxy Statement, and Parent shall prepare and file with the SEC the S-4 Registration Statement as promptly as practicable. Parent and the Company each shall use its reasonable best efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter mail the Prospectus/Proxy Statement to the stockholders of the Company and to the stockholders of Parent. Parent shall also use its reasonable best efforts to obtain prior to the effective date of the S-4 Registration Statement all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and the other transactions contemplated by this Agreement and will pay all expenses incident thereto.

      (b) The Company and Parent each shall use its respective reasonable best efforts to cause to be delivered to the other party and its directors letters of its independent auditors, dated (i) the date on which the S-4 Registration Statement shall become effective and (ii) the Closing Date, and addressed to the other party and its directors, in form customary for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the S-4 Registration Statement.

      (c) The Company and Parent shall cooperate with each other and, subject to Sections 6.5(d) and (e), use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts (i) to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and the Stock Option Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement as soon as practicable, including
      (A) obtaining comfort letters and opinions of their respective accountants and attorneys referred to in Section 6.5(b) and Article VII of this
      Agreement, (B) preparing and filing as promptly as practicable all documentation, including all additional information requested by any Governmental Entity, to effect all necessary applications, notices, petitions, filings and other documents (including under the HSR Act (as defined below) and other Competition Laws (as defined below)), and (C) instituting court actions and other proceedings necessary to obtain the approval or clearance required to, or have lifted any injunction or order which would not permit the parties hereto to, consummate the Merger or the other transactions contemplated by this Agreement and the Stock Option Agreement or defending or otherwise opposing all court actions and other proceedings instituted by a Governmental Entity or other Person under the Competition Laws or otherwise for purposes of preventing the consummation of the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement and (ii) to obtain as promptly as practicable all consents, clearances, registrations, approvals, permits and authorizations and to achieve the termination or expiration of all applicable waiting periods necessary or advisable to be obtained from any Governmental Entity in order to consummate the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement. Subject to applicable Laws and existing obligations relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable, including by
      (i) permitting the other party to review and discuss in advance, and considering in good faith the views of one another in connection with, any proposed written (or any material proposed oral) communication with any Governmental Entity, (ii) not participating in any meeting with any Governmental Entity unless it consults with the other party in advance and to the extent permitted by such Governmental Entity gives the other party the opportunity to attend and participate thereat, and (iii) furnishing the other party with such necessary information and reasonable assistance as such other party may reasonably request in connection with its preparation of necessary filings or submissions of information to any Governmental Entity; provided, however, that subject to its obligations hereunder Parent shall have the right to direct the strategy of the parties in a manner consistent with the terms of this Agreement in any communications, meetings or proceedings with any Governmental Entity in connection with the Merger and the other transactions contemplated by this

      Agreement and the Stock Option Agreement. The Company and Parent may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section as "outside counsel only." Such materials and the information contained therein shall be given only to the outside legal counsel to the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient unless express permission is obtained in advance from the source of the materials (the Company or Parent, as the case may be) or its legal counsel.

      (d) Notwithstanding anything to the contrary in this Agreement, (i) the Company shall not, without Parent's prior written consent, commit to any divestitures, licenses, hold separate arrangements or similar matters, including covenants affecting business operating practices (or allow its Subsidiaries to commit to any divestitures, licenses, hold separate arrangements or similar matters), and the Company shall commit to, and shall use reasonable best efforts to effect (and shall cause its Subsidiaries to commit to and use reasonable best efforts to effect), any such divestitures, licenses, hold separate arrangements or similar matters as Parent shall request, but solely if such divestitures, licenses, hold separate arrangements or similar matters are contingent on consummation of the Merger and (ii) neither Parent nor any of its Subsidiaries shall be required (pursuant to Section 6.5(c) or otherwise) to agree (with respect to (x) Parent or its Subsidiaries or (y) the Company or its Subsidiaries) to any divestitures, licenses, hold separate arrangements or similar matters, including covenants affecting business operating practices, if such divestitures, licenses, arrangements or similar matters, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent or the Company.

      (e) Except as provided below, nothing in this Section 6.5 or any other part of this Agreement shall require Parent to refrain from entering into any agreement with respect to, or issuing Parent Common Stock or other consideration in connection with, a business combination with, or an acquisition of, a third party after the date of this Agreement and prior to the Effective Time (a "Subsequent Transaction"); provided, however, that (i) the aggregate fair market value of the consideration paid or to be paid by Parent in all such Subsequent Transactions shall not exceed $1.5 billion and the fair market value of the consideration paid or to be paid by Parent in any individual Subsequent Transaction shall not exceed $750 million (provided that these amounts may be exceeded with the consent of the Company's Chief Executive Officer) and (ii) Parent has a good faith belief at the time it enters into the definitive agreement calling for any such Subsequent Transaction that such Subsequent Transaction is not reasonably likely to prevent or delay satisfaction of any of the conditions set forth in Article VII. In the event of a Subsequent Transaction which would be permissible under the preceding sentence, Parent shall agree to any divestitures, licenses, hold separate arrangements or similar matters (including covenants affecting business operating practices) necessary in order to obtain approval of the transactions contemplated by this Agreement under applicable Competition Laws that would not otherwise have been required in order to obtain such approval but for the Subsequent Transaction.

      (f) The Company and Parent each shall, upon request by the other and subject to applicable laws and existing obligations relating to the exchange of information, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus/Proxy Statement, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement and the Stock Option Agreement.

      (g) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement and the Stock Option Agreement, including promptly furnishing the other with copies of notice or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement.

      6.6. Access; Consultation.

      (a) Upon reasonable notice, and except as may be prohibited by applicable Law, each of the Company and Parent shall (and shall cause its respective Subsidiaries to) afford to the other employees, agents and representatives (including any investment banker, attorney or accountant retained by the other or any of its Subsidiaries) reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during such period, it shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested; provided that no investigation pursuant to this
      Section 6.6(a) shall affect or be deemed to modify any representation or warranty made by the Company or Parent under this Agreement; and provided, further, that the foregoing shall not require the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of such party would result in the disclosure of any trade secrets of third parties or the waiver of any privilege or violate any of such party's obligations with respect to confidentiality if such party shall have used all reasonable efforts to obtain the consent of such third party to such inspection or disclosure or to preserve such privilege. All requests for information made pursuant to this Section 6.6(a) shall be directed to an executive officer of the Company or Parent, or such Person as may be designated by any such executive officer, as the case may be.

      (b) Subject to applicable Laws relating to the exchange of information, from the date of this Agreement to the Effective Time, the Company agrees to consult with Parent on a regular basis on a schedule to be agreed with regard to the Company's operations.

      (c) Prior to the Closing, the Company will provide to Parent a worldwide list of all patents, trade names, registered trademarks and registered service marks, and applications for any of the foregoing, owned or possessed by the Company or any of its Subsidiaries.

      6.7. Affiliates.

      (a) Each of the Company and Parent shall deliver to the other a letter identifying all Persons whom such party believes to be, at the date of the Company Stockholders Meeting, affiliates of such party for purposes of applicable interpretations regarding use of the pooling-of-interests accounting method ("Pooling Affiliates") and, in the case of the Company, affiliates of the Company for purposes of Rule 145 under the Securities Act ("Rule 145 Affiliates"). Each of the Company and Parent shall use all reasonable efforts to cause each Person who is identified as a Pooling Affiliate or Rule 145 Affiliate in the letter referred to above to deliver to Parent on or prior to the date of the Company Stockholders Meeting a written agreement, in the form attached as Exhibit B, in the case of a Pooling Affiliate or Rule 145 Affiliate of the Company (the "Company Affiliate's Letter"), and Exhibit C (or Exhibit C-1 as applicable), in the case of a Pooling Affiliate of Parent (the "Parent Affiliate's Letter"). Prior to the Effective Time, each of the Company and Parent shall use all reasonable efforts to cause each additional Person who is identified by such party as its Pooling Affiliate or by the Company as a Rule 145 Affiliate after the date of the Company Stockholders Meeting to execute the applicable written agreement as set forth in this Section 6.7, as soon as practicable after such Person is identified.

      (b) Shares of Parent Common Stock issued to Pooling Affiliates of the Company in exchange for Company Shares shall not be transferable until such time as financial results covering at least 30 days of combined operations of Parent and the Company shall have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such Pooling Affiliate has provided the written agreement referred to in this Section, except to the extent permitted by, and in accordance with, SEC Accounting Series Release 135 and SEC Staff Accounting Bulletins 65 and 76. The Company shall not register the transfer of any Certificate unless such transfer is made in compliance with the foregoing.

      6.8. Stock Exchange Listing. To the extent they are not already listed, Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE and on all other stock exchanges on which shares of Parent Common Stock are then listed, subject to official notice of issuance, prior to the Closing Date.

      6.9. Publicity. The initial press release with respect to the Merger shall be a joint press release. Thereafter, unless otherwise required by applicable law or pursuant to any listing agreement with or rules of a securities exchange, the Company and Parent shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any securities exchange) with respect thereto.

      6.10.      Benefits.

      (a)   Stock Options.

            (i) At the Effective Time, each outstanding option to purchase Company Shares (a "Company Option") under the Company Stock Plans, whether vested or unvested, shall be converted to an option to acquire the same number of shares of Parent Common Stock as the holder of such Company Option would have been entitled to receive pursuant to the Merger had such holder exercised such Company Option in full immediately prior to the Effective Time (rounded down to the nearest whole number) (a "Substitute Option"), at an exercise price per share (rounded to the nearest whole cent) equal to (y) the aggregate exercise price for the Company Shares otherwise purchasable pursuant to such Company Option divided by (z) the number of full shares of Parent Common Stock deemed purchasable pursuant to such Company Option in accordance with the foregoing. To illustrate the foregoing, a Company Option outstanding immediately prior to the Effective Time that entitles the holder to purchase 1,000 Company Shares for an aggregate exercise price of $25,000 would be converted at the Effective Time into a Substitute Option to purchase [1,000 * Exchange Ratio] shares of Parent Common Stock for an exercise per share of Parent Common Stock of $[25,000 ) (1,000 * Exchange Ratio)].

            (ii) As promptly as practicable after the Effective Time, the Company shall deliver to the participants in the Company Stock Plans appropriate notices setting forth such participants' rights pursuant to the Substitute Options.

      (b) Conversion and Registration. At or prior to the Effective Time, the Company shall make all necessary arrangements with respect to the Company Stock Plans to permit the conversion of the unexercised Company Options into Substitute Options pursuant to this Section and register under the Securities Act on Form S-8 or other appropriate form (and use its best efforts to maintain the effectiveness thereof) shares of Parent Common Stock issuable pursuant to all Substitute Options with respect to Parent Common Stock not later than three business days after the Effective Time.

      (c) Prior to the Effective Time, the Board of Directors of Parent, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition by any officer or director of the Company who may become a covered person of Parent for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder ("Section 16") of shares of Parent Common Stock or options to acquire Parent Common Stock pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of Section 16.

      (d) From and after the Effective Time, Parent in its sole discretion shall either itself assume or cause one of its Affiliates to assume, or shall cause the Company to continue to maintain, the Compensation and Benefit Plans in effect immediately before the Effective Time; provided that nothing shall prevent Parent or its Affiliates or the Company or its Affiliates from amending or terminating any Compensation or Benefit Plan to the extent permitted by its terms or applicable law.

      (e) For purposes of determining the eligibility of any individual employed by the Company or any of its Subsidiaries immediately before the Effective Time (a "Company Employee") to participate in and have vested rights under the employee benefit plans of Parent and its Affiliates providing benefits to Company Employees after the Effective Time, each Company Employee shall be credited with his or her years of service with the Company and its Affiliates before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for any such service under similar Compensation and Benefit Plans. "Eligibility" for purposes of this paragraph (e) shall mean (i) eligibility to participate in any such employee benefit plan, (ii) eligibility for post-retirement health and life benefits (to the extent such benefits are conditioned on the satisfaction of specified age and service requirements) and (iii) eligibility for early retirement under any employee pension benefit plan of Parent and its Affiliates (to the extent that early retirement is conditioned on the satisfaction of specified age and service requirements). Years of service with the Company and its Affiliates prior to the Effective Time shall also be recognized: (i) under any severance, separation pay or vacation pay plan or policy of Parent and its Affiliates extended to Company Employees after the Effective Time for purposes of determining the amount of a Company Employee's benefit under such plan or policy; (ii) under any savings, 401(k) or other defined contribution plan in which any Company Employee participates after the Effective Time for purposes of determining the amount of employer contributions to such Company Employee's account thereunder (to the extent service is relevant for that purpose); and (iii) under any plan providing welfare benefits in which any Company Employee participates after the Effective Time for purposes of determining the level of benefits and the amounts the Company Employee is required to pay with respect thereto (including without limitation premiums, co-payments, deductibles and the like), to the extent service is relevant for those purposes, but only with respect to Company Employees who are eligible for that category of welfare benefit (such as post-retirement health care) under a Compensation and Benefit Plan on the date of this Agreement, or who would be so eligible if they had met the requisite age and service requirements for eligibility. For purposes of determining a Company Employee's benefits under a pension benefit plan which is merged with or has its assets and liabilities transferred to an employee benefit plan of Parent or its Affiliates after the Effective Time, such benefit shall not be less than the benefit to which any affected Company Employee would be entitled had the Company employee benefit plan been frozen at the time of such merger or transfer and the Parent or Affiliate employee benefit plan began accruing benefits from and after the date of such merger or transfer. In addition, and without limiting the generality of the foregoing, to the extent permitted by applicable law, if a Company Employee participates, immediately before the Effective Time, in a pension benefit plan under which such Company Employee accrues a benefit based upon final average pay (as opposed to career average pay), and such Company pension benefit plan is merged into a pension benefit plan of Parent or one of its Affiliates that continues to provide a benefit based upon final average pay, such Company Employee's pay increases from the Company and its Affiliates after the Effective Time shall be applied to his or her pre-Effective Time service and benefit formula, except to the extent such application would result in a duplication of benefits, so that such Company Employee's combined pension benefit under the merged plan will reflect his or her final average pay following the Effective Time as applied to all years of service, both before and after the Effective Time, under whichever formula is relevant to the different periods of service. Furthermore, and without limiting the generality of the foregoing, for purposes of each employee benefit plan sponsored by the Parent and its Affiliates which provides for medical, dental, pharmaceutical and/or vision benefits to any Company Employee,
      Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such new employee benefit plan to be waived for such Employee and his or her covered dependents and to have any eligible expenses incurred by such Employee and his or her covered dependents during the portion of the plan year of a prior plan ending on the date such employee's participation in a replacement plan, begins to be taken into account under such replacement plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such replacement plan. No provision in the foregoing shall be construed as requiring Parent or any of its Affiliates to extend participation in any employee benefit plan sponsored by Parent or any of its Affiliates to any Company Employee. In addition, the foregoing provisions of this paragraph
      (e) shall not apply to any benefits that are the subject of collective bargaining, and nothing in this paragraph (e) shall limit or restrict the right of Parent or any of its Affiliates to amend or terminate any of their employee benefit plans at any time.

      6.11. Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that expenses incurred in connection with the filing fee for the S-4 Registration Statement, printing and mailing the Prospectus/Proxy Statement, the S-4 Registration Statement and the filing fees under the HSR Act and any other Competition Law filings shall be paid by Parent.

      6.12.      Indemnification; Directors' and Officers' Insurance.

      (a) From and after the Effective Time, (i) Parent will, and will cause the Surviving Corporation to, indemnify and hold harmless each present and former director or officer of the Company and (ii) Parent will cause the Surviving Corporation to indemnify and hold harmless each present or former director or officer of any subsidiary or division of the Company and each person who served at the request of the Company as a director, officer, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension, or other employee benefit plan or enterprise (the Persons indemnified under (i) and (ii) being the "Indemnified Parties"), in the case of (i) and (ii), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities and amounts paid in settlement (provided that no such settlement is entered into without the approval of Parent or the Surviving Corporation, which approval shall not be unreasonably withheld) (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time relating to the Indemnified Party's service with or at the request of the Company, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under Law (in the case of (i)) and to the fullest extent the Company would have been permitted to so indemnify under Delaware law (in the case of (ii)). In the case of (i), Parent shall, and shall cause the Surviving Corporation to, advance expenses to the fullest extent permitted under applicable Law, provided that, if required under applicable Law, the Person to whom expenses are advanced shall provide an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification. In the case of (ii), Parent shall cause the Surviving Corporation to advance expenses as incurred to the fullest extent permitted under Delaware law, provided that the Person to whom expenses are advanced shall provide an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification. The indemnification rights hereunder shall be in addition to any other rights such Indemnified Party may have under the Certificate of Incorporation and Bylaws of the Surviving Corporation or any of its Subsidiaries, under the DGCL or otherwise. The Certificate of Incorporation and Bylaws of the Surviving Corporation shall contain, and Parent shall cause the Surviving Corporation to fulfill and honor, provisions with respect to indemnification and exculpation that are at least as favorable to the Indemnified Parties as those set forth in the certificate of incorporation and bylaws of the Company as of the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of any of the Indemnified Parties. The parties agree that the provisions relating to exoneration of directors and officers and the rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, in the certificate of incorporation and bylaws of Company and its Subsidiaries with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any action pending or asserted or claim made within such period shall continue until the disposition of such action or resolution of such claim.

      (b) Any Indemnified Party wishing to claim indemnification under paragraph
      (a) of this Section 6.12 shall promptly notify Parent and the Surviving Corporation, upon learning of any such claim, action, suit, proceeding or investigation, but the failure to so notify shall not relieve Parent and the Surviving Corporation of any liability they may have to such Indemnified Party if such failure does not materially prejudice Parent and the Surviving Corporation. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
      Time), (i) Parent or the Surviving Corporation shall have the right to assume the defense thereof (unless the Indemnified Parties (or any of them) determine in good faith (after consultation with legal counsel) that there are issues which raise conflicts of interest between an Indemnified Party, on the one hand, and Parent and the Surviving Corporation on the other hand), and Parent and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof (except that if Parent and the Surviving Corporation elect not to assume such defense or if there are issues which raise conflicts of interest between Parent and the Surviving Corporation, on the one hand, and one or more of the Indemnified Parties, on the other, the Indemnified Parties may retain counsel satisfactory to them, and Parent and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received); provided, however, that Parent and the Surviving Corporation shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel (in addition to local counsel) for all Indemnified Parties in any jurisdiction (unless there is such a conflict of interest), (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Parent and the Surviving Corporation shall not be liable for any settlement effected without their prior written consent, which consent shall not be unreasonably withheld.

      (c) Parent shall cause the Surviving Corporation to maintain a policy of officers' and directors' liability insurance covering the Indemnified Parties for acts and omissions occurring on or prior to the Effective Time ("D&O Insurance") with coverage in amount and scope at least as favorable as the Company's existing directors' and officers' liability insurance coverage for a period of six years after the Effective Time; provided, however, if the existing D&O Insurance expires, is terminated or canceled, or if the annual premium therefor is increased to an amount in excess of 200% of the last annual premium paid prior to the date of this Agreement (the "Current Premium"), in each case during such six-year period, Parent and the Surviving Corporation will use their best efforts to obtain D&O Insurance in an amount and scope as great as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 200% of the Current Premium. The provisions of this Section 6.12(c) shall be deemed to have been satisfied if prepaid policies have been obtained by the Company prior to the Closing, which policies provide such directors and officers with coverage for an aggregate period of six years with respect to claims arising from facts or events that occurred on or before the Effective Time, including, without limitation, in respect of the transactions contemplated by this Agreement and for a premium not in excess of the aggregate of the premiums set forth in the preceding sentence. If such prepaid policies have been obtained by the Company prior to the Closing, Parent shall and shall cause the Surviving Corporation to maintain such policies in full force and effect, and continue to honor the Company's obligations thereunder.

      (d) If Parent or the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations set forth in this Section. Parent shall (in the case of Section 6.12(a)(i)), and Parent shall cause the Surviving Corporation (in the case of Section 6.12(a)(ii)), to pay all expenses, including reasonable attorneys' fees, that may be incurred by the Indemnified Parties in successfully enforcing the indemnity and other rights in this Section 6.12.

      (e) Parent shall cause the Surviving Corporation to perform its obligations under this Section 6.12 and shall, in addition, guarantee, as co-obligor with the Surviving Corporation, the performance of such obligations by the Surviving Corporation subject to the limits imposed on the Surviving Corporation under the DGCL.

      (f) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

      6.13. Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreement, each of Parent and the Company and its Board of Directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

      6.14. Confidentiality. The Company and Parent each acknowledges and confirms that it has entered into a Confidentiality Agreement, dated August 25, 1999 (the "Confidentiality Agreement"), and that the Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

      6.15 Tax-Free Reorganization. Parent, Merger Sub, and the Company shall each use all reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code and to obtain an opinion of its respective counsel as contemplated by Sections 7.2(c) and 7.3(c), respectively.

                                  ARTICLE VII.

                                   Conditions

      7.1.   Conditions to Each Party's Obligation to Effect the Merger.
The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver, if applicable, at or prior to the Effective Time of each of the following conditions:

      (a) Stockholder Approval. This Agreement shall have been duly adopted by the stockholders of the Company and, if required by the rules or listing policies of the NYSE, the issuance of the aggregate Merger Consideration by Parent shall have been approved by the stockholders of Parent;

      (b) NYSE Listing. The shares of Parent Common Stock issuable to the Company stockholders pursuant to this Agreement shall have been approved for listing (either before or after the execution of this Agreement) on the NYSE subject to official notice of issuance;

      (c) Consents. (i) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and (ii) any consents to the Merger required under (A) the European Community Merger Control Regulation or (B) other applicable Competition Laws shall have been obtained, except with respect to (B) for those consents the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect on the Company or a Material Adverse Effect on Parent.

      (d) Laws and Orders. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or prohibits consummation of the Merger under applicable Competition Laws (collectively, an "Order") and neither the United States federal government (or any agency, commission, department or similar entity of the United States federal government), the European Community (or any agency, commission, department or similar entity of the European Community) nor the government (or any agency, commission, or department or similar entity of such government) of any jurisdiction in which Parent and the Company had, on a combined basis, revenues of $100 million or more in the twelve months ending June 30, 1999 shall have instituted and be pursuing any proceeding seeking any such Order.

      (e) S-4. The S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or, through a senior official, be threatened by the SEC; and

      (f) Pooling. (i) Parent shall have received a letter from its independent public accounting firm to the effect that the Merger should qualify for "pooling-of-interests" accounting treatment and (ii) the Company shall have received a letter from its independent public accounting firm to the effect that the Company is a poolable entity.

      7.2. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

      (a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Section 5.1(b), 5.1(c) (other than the third sentence), 5.1(j), 5.1(l) or 5.1(s) of this Agreement shall be true and correct in all material respects, and (ii) the other representations and warranties of the Company set forth in this Agreement (x) to the extent qualified by Material Adverse Effect shall be true and correct as so qualified and (y) to the extent not qualified by Material Adverse Effect shall be true and correct (except that this clause (y) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, would not reasonably be expected to have a Material Adverse Effect on the Company), in the case of each of
      (i) and (ii), as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect;

      (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect; and

      (c) Tax Opinion. Parent shall have received the opinion of Mayer, Brown & Platt, counsel to Parent, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinions, such counsel may rely upon customary representations and certificates of Parent, Merger Sub and the Company reasonably satisfactory to such counsel.

      7.3. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

      (a) Representations and Warranties. (i) the representations and warranties of Parent set forth in Sections 5.2(b), 5.2(c) and 5.2(g) of this Agreement shall be true and correct in all material respects, and (ii) the other representations and warranties of Parent and Merger Sub set forth in this Agreement (x) to the extent qualified by Material Adverse Effect and
      (y) to the extent not qualified by Material Adverse Effect shall be true and correct (except that this clause (y) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, would not reasonably be expected to have a Material Adverse Effect on Parent), in the case of each of (i) and (ii), as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date), as of the Closing Date as though made on and as of the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect;

      (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by an executive officer of Parent to such effect; and

      (c) Tax Opinion. The Company shall have received the opinion of Wachtell, Lipton, Rosen & Katz, counsel to the Company, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinions, such counsel may rely upon customary representations and certificates of Parent, Merger Sub and the Company reasonably satisfactory to such counsel.

                                  ARTICLE VIII.

                                   Termination

      8.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company referred to in Section 7.1(a), by mutual written consent of the Company and Parent, through action of their respective Boards of Directors.

      8.2. Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company if (i) the Merger shall not have been consummated prior to April 9, 2000 (the "Termination Date"); provided, however, that either party shall have the option, in its sole discretion, to extend the Termination Date for an additional period of time not to exceed 90 days if all other conditions to consummation of the Merger are satisfied or capable of then being satisfied and the sole reason that the Merger has not been consummated by such date is that either (A) the condition set forth in Section 7.1(c) has not been satisfied due to the failure to obtain the necessary consents and approvals under applicable Competition Laws and Parent or the Company are still attempting to obtain such necessary consents and approvals under applicable Competition Laws or are contesting the refusal of the relevant Governmental Entities to give such consents or approvals in court or through other applicable proceedings, or (B) the condition set forth in
Section 7.1(d) has not been satisfied; (ii) the Company Stockholders Meeting shall have been held and completed and the adoption of this Agreement by the Company's stockholders referred to in Section 7.1(a) shall not have occurred;
(iii) the issuance of the aggregate Merger Consideration is required to be approved by Parent's stockholders pursuant to the rules or listing policies of the NYSE, the Parent Stockholders Meeting shall have been held and completed and the approval of the issuance of the Merger Consideration pursuant to this Agreement referred to in Section 7.1(a) shall not have occurred; or (iv) any Order of a court of competent jurisdiction permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the adoption or approval by the stockholders of the Company or Parent); provided, that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have been the cause of, or resulted in, the failure of the Merger to be consummated on or before the Termination Date.

      8.3. Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the adoption of this Agreement by the stockholders of the Company referred to in Section 7.1(a), by action of the Board of Directors of the Company:

      (a) if there has been a material breach by Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement which (x) would result in a failure of a condition set forth in
      Section 7.3(a) or 7.3(b) and (y) cannot be or is not cured prior to the Termination Date; or

      (b) at any time prior to the adoption of this Agreement by the Company's stockholders, by reason of a Superior Proposal; provided, however, that the Company may not terminate this Agreement pursuant to this Section 8.3(b) unless: (i) the Company shall have complied with Section 6.2; (ii) the Board of Directors of the Company shall have concluded in good faith, prior to giving effect to all concessions which may be offered the Company by Parent, that such proposal is a Superior Proposal; (iii) the Company shall have (A) notified Parent in writing of its receipt of such Superior Proposal, (B) further notified Parent in such writing that the Company intends, not earlier than the fourth business day following such notice, to enter into a binding agreement for such Superior Proposal and (C) attached the most current written version of such Superior Proposal (or a summary containing all material terms and conditions of such Superior Proposal) to such notice; and (iv) during such four business day period, the Company shall, and shall cause its respective financial and legal advisors to, consider any adjustment in the terms and conditions of this Agreement that Parent may propose; provided, further, that it shall be a condition to termination pursuant to this Section 8.3(b) that the Company shall have made the payment of the Termination Fee to Parent required by
      Section 8.5(b).

      8.4. Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of the Company referred to in Section 7.1(a), by action of the Board of Directors of Parent if:

      (a) the Board of Directors of the Company shall have withdrawn, materially modified in a manner adverse to Parent or changed in a manner adverse to Parent its approval or recommendation of this Agreement or the Merger; or

      (b) there has been a material breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement which (i) would result in a failure of a condition set forth in Section 7.2(a) or 7.2(b) and (ii) cannot be or is not cured prior to the Termination Date.

      8.5.     Effect of Termination and Abandonment.

      (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than as set forth in Section 9.2) shall become void and of no effect with no liability (other than as set forth in Section 8.5(b) or in the proviso at the end of this sentence) on the part of any party to this Agreement or of any of its directors, officers, employees, agents, legal or financial advisors or other representatives; provided, however, that no such termination shall relieve any party to this Agreement from any liability resulting from any breach of this Agreement.

      (b) In the event that (i) an Acquisition Proposal is publicly announced and not withdrawn prior to the Company Stockholders Meeting, the Board of Directors of the Company shall have withdrawn or materially modified, in a manner adverse to Parent, its approval or recommendation of this Agreement or the Merger and this Agreement is terminated by the Company or Parent pursuant to Section 8.2(ii), (ii) this Agreement is terminated by Parent pursuant to Section 8.4(a) (but with respect to Section 8.4(a), only if the Board of Directors of the Company shall have withdrawn its approval or recommendation of this Agreement or the Merger or modified or changed that approval or recommendation to such an extent that it is no longer approving or recommending this Agreement or the Merger), (iii) an Acquisition Proposal is publicly announced and not withdrawn prior to the Company Stockholders Meeting, this Agreement is terminated by the Company or Parent pursuant to Section 8.2(ii) and within one year after such termination the Company enters into a definitive agreement with respect to an Acquisition Proposal or an Acquisition Proposal is consummated, in either case with any Person or (iv) this Agreement is terminated by the Company pursuant to Section 8.3(b), then the Company shall pay Parent a fee equal to $75 million (the "Termination Fee"). In the event of a termination by the Company described in clause (i) or (iv) of the preceding sentence, the Termination Fee shall be payable by wire transfer of same day funds as a condition precedent to such termination; in the event the Termination Fee shall become payable pursuant to clause (iii) of the preceding sentence, the Termination Fee shall be payable by wire transfer of same day funds simultaneously with the execution of the definitive agreement or the consummation of the Acquisition Proposal which gives rise to the obligation to pay the Termination Fee; and in the event of a termination by Parent described in clause (i) or (ii) of the preceding sentence, the Termination Fee shall be payable by wire transfer of same day funds promptly, but in no event later than two days after the date of such termination of this Agreement. For purposes of this Section 8.5(b), the definition of "Acquisition Proposal" shall be modified by changing all references to "15%" to "50%." The Company acknowledges that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement. Accordingly, if the Company fails to pay promptly the amount due pursuant to this Section 8.5(b), and, in order to obtain such payment, Parent or Merger Sub commences a suit which results in a judgment against the Company for the fee set forth in this paragraph (b), the Company shall pay to Parent or Merger Sub its costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

                                   ARTICLE IX.

                            Miscellaneous and General

      9.1. Certain Definitions. Terms defined elsewhere in this Agreement shall have the meanings set forth therein for all purposes of this Agreement, unless otherwise specified to the contrary. The following terms shall have the following meanings:

      "Affiliates" shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

      "Competition Laws" includes the HSR Act, the European Community Merger Control Regulation, and any other antitrust or competition Law of the United
States of America, the European Community or any other nation, province, territory or jurisdiction which must be satisfied or complied with in order to consummate and make effective the Merger.

      "DGCL" means the Delaware General Corporation Law.

      "Environmental Law" means any Law relating to: (A) the protection, investigation or restoration of the environment or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property or notifications to government agencies or the public in connection with any Hazardous Substance.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Affiliate" means any corporation or trade or business which, together with the Company, is a member of a controlled group of Persons or a group of trades or businesses under common control with the Company within the meaning of Sections 414(b), (c), (m) or (o) of the Code.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "GAAP" means U.S. generally accepted accounting principles.

      "Hazardous Substance" means any substance that is listed, classified or regulated pursuant to any Environmental Law, including any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, electromagnetic fields, microwave transmission, radioactive materials or radon.

      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "IRS" means the Internal Revenue Service.

      "Laws" means any law, statute, ordinance, regulation, judgment, order, decree, injunction, license, authorization, opinion, agency requirement or permit of any Governmental Entity or common law.

      "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the financial condition, assets and liabilities (taken together), or business of such Person and its Subsidiaries, taken as a whole, provided, however, that none of the following shall be deemed to constitute and shall not be taken into account in determining the occurrence of a Material Adverse Effect with respect to a party: (i) any effect arising from or relating to general business or economic conditions or financial market fluctuations or conditions which do not affect such party in any materially disproportionate manner, (ii) any effect relating to or affecting industries in which such party's businesses operate generally; (iii) any effect arising from or relating to changes in accounting rules or procedures announced by the Financial Accounting Standards Board, or (iv) any effect arising from or relating to the announcement of the Merger or a failure of a Person to achieve Year 2000 Compliance as a result of supplier, customer or third-party non-compliance.

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Permits" means permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals.

      "Person" means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 5.1(d)(i)) or other entity of any kind or nature.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Significant Agreements" means (i) all Contracts required to be filed as exhibits to the Company's Reports filed prior to the date hereof; (ii) all Contracts reasonably expected to require the payment (whether by or to the Company or any of its Subsidiaries) of $10,000,000 or more in the aggregate or payments in any twelve-month period aggregating $2,000,000 or more; and (iii) all Contracts between the Company and any of its Subsidiaries, on the one hand, and any Affiliate of the Company, on the other hand excluding in each of clauses
(i), (ii) and (iii), Compensation and Benefit Plans.

      "Significant Investees" means, with respect to any Person, Significant Subsidiaries of such Person and any entity in which such Person has an equity interest of 20% or more.

      "Significant Subsidiaries" with respect to any Person has the meaning set forth in Rule 1-02(w) of Regulation S-X promulgated pursuant to the Exchange Act.

      "Subsidiary" means, with respect to any Person, any entity, whether incorporated or unincorporated, of which at least 50% of the stock, securities or other ownership interests having by their terms ordinary voting power to elect at least 50% of the Board of Directors or other persons performing similar functions is directly or indirectly owned by such Person and "wholly-owned subsidiary" shall include Subsidiaries which are wholly-owned except for directors' qualifying shares.

      "Tax" (including, with correlative meaning, the terms "Taxes," and "Taxable") means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

      "Tax Return" means all federal, state, local and foreign returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

      9.2. Survival. Article II, Article III, Article IV and this Article IX and the agreements of the Company, Parent and Merger Sub contained in Sections 6.7(b) (Affiliates), 6.10 (Benefits), 6.11 (Expenses), 6.12 (Indemnification; Directors' and Officers' Insurance) and 6.15 (Tax-Free Reorganization) shall survive the consummation of the Merger. This Article IX (other than Section 9.3 (Modification or Amendment), Section 9.4 (Waiver of Conditions) and Section 9.13 (Assignment)) and the agreements of the Company, Parent and Merger Sub contained in Section 6.11 (Expenses), Section 6.13 (Takeover Statute), Section 6.14 (Confidentiality) and Section 8.5 (Effect of Termination and Abandonment) shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

      9.3. Modification or Amendment. Subject to the provisions of the applicable law, at any time prior to the Effective Time, the parties to this Agreement may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

      9.4. Waiver of Conditions.

      (a) Any provision of this Agreement may be waived prior to the Effective Time if, and only if, such waiver is in writing and signed by an authorized representative or the party against whom the waiver is to be effective.

      (b) No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided in this Agreement, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law. The payments required to be made to Parent pursuant to Section 8.5(b) shall not prevent Parent from pursuing remedies for breach of this Agreement or in tort if, prior to instituting any proceeding in any court seeking such remedies, Parent shall reject such payments and refund such payments to the Company in full, it being agreed that a termination of this Agreement by the Company in accordance with
      Section 8.3(b) and the taking of actions in accordance with Section 6.2 shall not constitute a breach of this Agreement.

      9.5. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

      9.6. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

      (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in Wilmington, Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated by this Agreement (and agree not to commence any litigation relating thereto except in such Delaware Courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

      (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS

      AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.6.

      9.7. Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) when received if sent by facsimile, (ii) when delivered, if delivered personally to the intended recipient, and (iii) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

      If to Parent or Merger Sub:

            Illinois Tool Works Inc.
            3600 West Lake Avenue
            Glenview, IL 60025-5811
            Attention: Chief Executive Officer
            Fax: (847) 657-4392

            and

            Illinois Tool Works Inc.
            3600 West Lake Avenue
            Glenview, IL 60025-5811
            Attention: General Counsel
            Fax: (847) 657-4392

      with a copy to:

            Scott J. Davis and James T. Lidbury
            Mayer, Brown & Platt
            190 South LaSalle Street
            Chicago, Illinois 60603
            Fax:  (312) 701-7711

      and if to the Company:

            Premark International, Inc.
            1717 Deerfield Road
            Deerfield, IL 60015
            Attention:  Chief Executive Officer
            Fax: (847) 405-6333
            and

            Premark International, Inc.
            1717 Deerfield Road
            Deerfield, IL 60015
            Attention: General Counsel
            Fax: (847) 405-6333

      with a copy to:

            Daniel A. Neff
            Wachtell, Lipton, Rosen & Katz
            51 West 52nd Street
            New York, New York 10019
            Fax:  (212) 403-2000

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

      9.8. Entire Agreement. This Agreement (including any exhibits to this Agreement), the Stock Option Agreement, the Confidentiality Agreement, the Company Disclosure Letter and the Parent Disclosure Letter constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties with respect to the subject matter of this Agreement. EACH PARTY TO THIS AGREEMENT AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT AND MERGER SUB NOR THE COMPANY MAKES ANY
REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

      9.9. No Third Party Beneficiaries. Except as provided in Section 6.10(a),
Section 6.10(c) and Section 6.12, this Agreement is not intended to confer upon any Person other than the parties to this Agreement any rights or remedies under this Agreement.

      9.10. Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent (including, after the Effective Time, the Surviving Corporation) to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

      9.11. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

      9.12. Interpretation. The table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The definitions in this Agreement are applicable to the singular as well as the plural forms of such terms.

      9.13.   Assignment.   This  Agreement  shall  not  be  assignable;
provided, however, that Parent may designate prior to the Effective Time, by written notice to the Company, another wholly owned direct or indirect Subsidiary to be a party to the Merger in lieu of Merger Sub, in which event all references in this Agreement to Merger Sub shall be deemed references to such other Subsidiary (except with respect to representations and warranties made in this Agreement, with respect to Merger Sub as of the date of this Agreement) and all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall also be made with respect to such other subsidiary as of the date of such designation. Any assignment in contravention of the preceding sentence shall be null and void.

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

                                    PREMARK INTERNATIONAL, INC.


                                    By:  /s/ James M. Ringler
                                         ----------------------------------
                                         Name:   James M. Ringler
                                         Title:  Chairman of the Board,
                                                 Chief Executive Officer and
                                                 President


                                    ILLINOIS TOOL WORKS INC.


                                    By:  /s/ W. James Farrell
                                         ----------------------------------
                                         Name:   W. James Farrell
                                          Title: Chairman and Chief
                                                 Executive Officer


                                    CS MERGER SUB INC.


                                    By:  /s/ Frank S. Ptak
                                         ----------------------------------
                                         Name:   Frank S. Ptak
                                         Title:  President

                                    EXHIBIT A

                             STOCK OPTION AGREEMENT


      This STOCK OPTION AGREEMENT, dated as of September 9, 1999 (this "Agreement"), is between PREMARK INTERNATIONAL, INC., a Delaware corporation ("Issuer"), and ILLINOIS TOOLWORKS INC., a Delaware corporation ("Grantee").


                                    RECITALS

      A. The Merger Agreement. Prior to the entry into this Agreement and prior to the grant of the Option (as defined in Section 1(a)), Issuer, Grantee, and CS Merger Sub Inc., a wholly owned subsidiary of Grantee ("Merger Sub") have entered into an Agreement and Plan of Merger, dated as of the date of this Agreement (the "Merger Agreement"), pursuant to which Grantee and Issuer intend to effect a merger of Merger Sub with and into Issuer (the "Merger").

      B. The Stock Option Agreement. As an inducement and condition to Grantee's and Merger Sub's willingness to enter into the Merger Agreement, and in consideration thereof, the board of directors of Issuer has approved the grant to Grantee of the Option pursuant to this Agreement and the acquisition of Common Stock (as defined below) by Grantee pursuant to this Agreement; provided, that such grant was expressly conditioned upon, and made of no effect until after, execution and delivery by Issuer, Grantee and Merger Sub of the Merger Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth in this Agreement and in the Merger Agreement, the parties agree as follows:

      1. The Option. (a) Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase, subject to the terms and conditions of this Agreement, up to 12,203,694 fully paid and nonassessable shares of common stock, $1.00 par value per share ("Common Stock"), of Issuer at a price per share in cash equal to $34.06 (the "Option Price"); provided, however, that in no event shall the number of shares for which the Option is exercisable exceed 19.9% of the shares of Common Stock issued and outstanding at the time of exercise (without giving effect to the shares of Common Stock issued or issuable under the Option) (the "Maximum Applicable Percentage"). The number of shares of Common Stock purchasable upon exercise of the Option and the Option Price are subject to adjustment as set forth in this Agreement.

      (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement), the aggregate number of shares of Common Stock purchasable upon exercise of the Option (inclusive of shares, if any, previously purchased upon exercise of the Option) shall automatically be increased (without any further action on the part of Issuer or Grantee being necessary) so that, after such issuance, it equals the Maximum Applicable Percentage. Any such increase shall not affect the Option Price.

      2. Exercise; Closing. (a) Conditions to Exercise; Termination. Grantee (sometimes referred to as the "Holder") may exercise the Option, in whole or in part, by delivering a written notice thereof as provided in Section 2(d) within 135 days following the occurrence of a Triggering Event (as defined in Section 2(b)) unless prior to such Triggering Event the Effective Time (as defined in the Merger Agreement) shall have occurred or the Option shall have terminated in accordance with the following sentence. If no notice pursuant to the preceding sentence has been delivered prior thereto, the Option shall terminate upon either (i) the occurrence of the Effective Time or (ii) the close of business on the earlier of (x) the day 135 days after the date that Grantee becomes entitled to receive the Termination Fee (as defined in the Merger Agreement) under Section 8.5(b) of the Merger Agreement and (y) the date that Grantee is no longer potentially entitled to receive the Termination Fee under
Section 8.5(b) of the Merger Agreement for a reason other than that Grantee has already received the Termination Fee.

      (b) Triggering Event. A "Triggering Event" shall have occurred if the Merger Agreement is terminated and Grantee shall have become entitled to receive the Termination Fee pursuant to Section 8.5(b) of the Merger Agreement.

      (c) Notice of Triggering Event by Issuer. Issuer shall notify Grantee promptly in writing of the occurrence of any Triggering Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

      (d) Notice of Exercise by Grantee. If the Holder shall be entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which is referred to in this Agreement as the "Notice Date") specifying
(i) the total number of shares that the Holder will purchase pursuant to such exercise and (ii) a place and date (a "Closing Date") not earlier than three business days nor later than 20 business days from the Notice Date for the closing of such purchase (a "Closing"); provided, that if the Closing cannot be effected by reason of the application of any laws, (x) the Holder or Issuer, as required, promptly after the giving of such notice shall file the required notice, report, filing or application for approval and shall expeditiously process the same and (y) the Closing Date shall be extended to not later than the tenth business day following the expiration or termination of the restriction imposed by such law. Each of the Holder and the Issuer agrees to use its reasonable best efforts to cooperate with and provide information to Issuer or Holder, as the case may be, for the purpose of any required notice, report, filing or application for approval.

      (e) Payment of Purchase Price. At each Closing, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by Issuer; provided, that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option, in whole or in part.

      (f) Delivery of Common Stock. At such Closing, simultaneously with the payment of the purchase price by the Holder, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option shall be exercised in part only, a new Option evidencing the rights of the Holder to purchase the balance (as adjusted pursuant to Section 1(b)) of the shares of Common Stock then purchasable under this Agreement and the Holder shall deliver to the Company its written agreement that the Holder will not offer to sell or otherwise dispose of such shares of Common Stock in violation of law or this Agreement.

      (g)  Restrictive  Legend.  Certificates  for Common  Stock  delivered at a
Closing  shall  be  endorsed   with  a   restrictive   legend  that  shall  read
substantially as follows:

      "The transfer of the shares represented by this certificate is subject to resale restrictions arising under the Securities Act of 1933, as amended, and pursuant to the terms of a Stock Option Agreement dated as of September 9, 1999. A copy of such agreement will be provided to the holder hereof without charge upon receipt by the Company of a written request therefor."

It is understood and agreed that the above legend shall be removed, insofar as it refers to the Securities Act of 1933, by delivery of substitute certificate(s) without such reference to the Securities Act of 1933 if the Holder shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission, or a written opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such reference is not required for purposes of the Securities Act of 1933, as amended (the "Securities Act"). In addition, such certificates shall bear any other legend as may be required by applicable law.

      3. Covenants of Issuer. In addition to its other agreements and covenants in this Agreement, Issuer agrees:

      (a) Shares Reserved for Issuance. It will maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock to issue the appropriate number of shares of Common Stock pursuant to the terms of this Agreement so that the Option may be fully exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights of third parties to purchase shares of Common Stock from Issuer.

      (b) No Avoidance. It will not avoid or seek to avoid (whether by charter amendment or through reorganization, consolidation, merger, issuance of rights, dissolution or sale of assets, or by any other voluntary act) the observance or performance of any of the covenants, agreements or conditions to be observed or performed under this Agreement by Issuer.

      (c) Further Assurances. After the date of this Agreement, it will promptly take all actions as may from time to time be required (including (i) complying with all applicable premerger notification, reporting and waiting period requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and (ii) in the event that prior notice, report, filing or approval with respect to any Governmental Entity is necessary under any applicable foreign or United States federal, state or local law before the Option may be exercised, cooperating fully with the Holder in preparing and processing the required applications or notices) in order to permit each Holder to exercise the Option and purchase shares of Common Stock pursuant to such exercise subject to the terms and conditions hereof.

      (d) Stock Exchange Listing. It will use its reasonable best efforts to cause the shares of Common Stock to be issued pursuant to the Option to be approved for listing (to the extent they are not already listed) on the New York Stock Exchange ("NYSE"), if the Common Stock is then listed on the NYSE, and on all other stock exchanges on which shares of Common Stock of the Issuer are then listed, subject to official notice of issuance.

      4. Representations and Warranties of Issuer. Issuer represents and warrants to Grantee as follows:

      (a) Merger Agreement. Issuer hereby makes each of the representations and warranties contained in Section 5.1(a), (b), (c), (d), (j) and (s) of the Merger Agreement to the extent they relate to Issuer and this Agreement, as if such representations were set forth in this Agreement.

      (b) Shares Reserved for Issuance; Capital Stock. Issuer has taken all necessary corporate action to authorize and reserve, free from preemptive rights, and permit it to issue, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be fully exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights of third parties to purchase shares of Common Stock from Issuer, and all such shares, upon issuance pursuant to the Option, will be duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, liens, encumbrances, and security interests (other than those created by this Agreement) and not subject to any preemptive rights.

      5. Representations and Warranties of Grantee. Grantee hereby makes each of the representations and warranties contained in Section 5.2(a), (c) and
(d) of the Merger Agreement to the extent they relate to the Grantee and this Agreement, as if such representations were set forth in this Agreement.

      6. Exchange; Replacement. This Agreement and the Option granted by this Agreement are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable at such time under this Agreement, subject to corresponding adjustments in the number of shares of Common Stock purchasable upon exercise so that the aggregate number of such shares under all stock option agreements issued in respect of this Agreement shall not exceed the Maximum Applicable Percentage. Unless the context shall require otherwise, the terms "Agreement" and "Option" as used in this Agreement include any stock option agreements and related Options for which this Agreement (and the Option granted by this Agreement) may be exchanged. Upon (i) receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction of this Agreement, or mutilation of this Agreement, (ii) receipt by Issuer of reasonably satisfactory indemnification in the case of loss, theft or destruction of this Agreement and (iii) surrender and cancellation of this Agreement in the case of mutilation, Issuer will execute and deliver a new Agreement of like tenor and date.

      7. Adjustments. In addition to the adjustment to the total number of shares of Common Stock purchasable upon exercise of the Option pursuant to
Section 1(b), the total number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as follows:

      In the event of any change in the outstanding shares of Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise of the Option, and the Option Price therefor, shall be appropriately adjusted, and proper provision shall be made in the agreements governing any such transaction, so that (i) any Holder shall receive upon exercise of the Option the number and class of shares, other securities, property or cash that such Holder would have received in respect of the shares of Common Stock purchasable upon exercise of the Option if the Option had been exercised and such shares of Common Stock had been issued to such Holder immediately prior to such event or the record date therefor, as applicable, and (ii) in the event any additional shares of Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock purchasable upon exercise of the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), the number of shares so purchasable equals the Maximum Applicable Percentage of the number of shares of Common Stock issued and outstanding immediately after the consummation of such change.

      8. Registration. (a) Upon the occurrence of a Triggering Event, Issuer shall, at the request of Grantee delivered in the written notice of exercise of the Option provided for in Section 2(d), as promptly as practicable prepare, file and keep current a shelf registration statement under the Securities Act covering any or all shares issued and issuable pursuant to the Option and shall use its reasonable best efforts to cause such registration statement to become and remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of the Option ("Option
Shares") in accordance with any plan of disposition requested by Grantee; provided, however, that Issuer may suspend filing of or maintaining the effectiveness of a registration statement relating to a registration request by Grantee under this Section 8 for a period of time (not in excess of 60 days in the aggregate) if in its judgment such filing of such registration statement or the maintenance of its effectiveness would require the disclosure of nonpublic information that Issuer has a good faith business purpose for preserving as confidential. Subject to the foregoing, Issuer will use its reasonable best efforts to cause such registration statement to become effective as soon as practicable. In connection with any such registration, Issuer and Grantee shall provide each other with representations, warranties, indemnities and other agreements customarily given in connection with such registrations. If requested by Grantee in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating Issuer in respect of representations, warranties, indemnities, contribution and other agreements customarily made by issuers in such underwriting agreements.

      (b) To the extent consistent with the other provisions hereof, in the event that Grantee so requests, the closing of the sale or other disposition of the Common Stock or other securities pursuant to a registration statement filed pursuant to Section 8(a) shall occur substantially simultaneously with the exercise of the Option.

      (c) Notwithstanding any other provision hereof, any request for registration shall permit the Issuer, upon written notice given within 30 days of the request for registration, to repurchase from the Grantee any shares as to which the Grantee requests registration at a price per share equal to the average of the closing price per share of Common Stock on the NYSE as reported in the Wall Street Journal, New York City edition, on the twenty NYSE trading days ending on the second business day prior to the date Issuer notifies the Grantee of its decision to so repurchase.

      9. Repurchase of Option and/or Shares. (a) Repurchase; Repurchase Price. Upon the occurrence of a Triggering Event, (i) at the request of a Holder, delivered in writing within 135 days of such occurrence (or such later period as provided in Section 2(d) with respect to any required notice or application or in Section 12), Issuer shall repurchase the Option from the Holder, in whole or in part, at a price (the "Option Repurchase Price") equal to the number of shares of Common Stock then purchasable upon exercise of the Option (or such lesser number of shares as may be designated in the repurchase notice) multiplied by the amount by which the market/offer price (as defined below) exceeds the Option Price and (ii) at the request of a Holder, delivered in writing within 135 days of such occurrence (or such later period as provided in Section 2(d) with respect to any required notice or application or in Section
12), Issuer shall repurchase such number of Option Shares from such Holder as the Holder shall designate in the Repurchase Notice at a price (the "Option Share Repurchase Price") equal to the number of shares designated multiplied by the market/offer price. The term "market/offer price" shall mean the highest of
(x) the price per share of Common Stock at which a tender or exchange offer for Common Stock has been made during the term of the Option, (y) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer with respect to a Business Combination Transaction (defined below) and (z) the highest trading price for shares of Common Stock on the NYSE (or, if the Common Stock is not then listed on the NYSE, any other national securities exchange or automated quotation system on which the Common Stock is then listed or quoted) within the six-month period immediately preceding the delivery of the repurchase notice. In the event that a tender or exchange offer is made for the Common Stock or an agreement is entered into for a merger, share exchange, consolidation or reorganization involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Common Stock shall (I) if such consideration is in securities and such securities are listed on a national securities exchange, be determined to be the highest trading price for such securities on such national securities exchange within the six month period immediately preceding the delivery of the repurchase notice or (II) if such consideration is not securities, or if in securities and such securities are not traded on a national securities exchange, be determined in good faith by a nationally recognized investment banking firm selected by an investment banking firm designated by Grantee and an investment banking firm designated by Issuer. "Business Combination Transaction" shall mean (i) a consolidation, exchange of shares or merger of Issuer with any Person, other than the Grantee or one of its subsidiaries, and, in the case of a merger, in which Issuer shall not be the continuing or surviving corporation, (ii) a merger of Issuer with a Person, other than the Grantee or one of its Subsidiaries, in which Issuer shall be the continuing or surviving corporation but the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other Person or cash or any other property or the shares of Common Stock outstanding immediately before such merger shall after such merger represent less than 50% of the common shares and common share equivalents of Issuer outstanding immediately after the merger or (iii) a sale, lease or other transfer of all or substantially all the assets of Issuer to any Person, other than the Grantee or one of its Subsidiaries.

      (b) Method of Repurchase. A Holder may exercise its right to require Issuer to repurchase the Option, in whole or in part, and/or any Option Shares then owned by such Holder pursuant to this Section 9 by surrendering for such purpose to Issuer, at its principal office, this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder elects to require Issuer to repurchase the Option and/or such Option Shares in accordance with the provisions of this Section 9. As promptly as practicable, and in any event within three business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of the repurchase notice relating thereto, Issuer shall deliver or cause to be delivered to the Holder the applicable Option Repurchase Price and/or the Option Share Repurchase Price subject to receipt by Issuer of a certificate executed by the Holder containing representations and warranties that, immediately prior to the repurchase thereof pursuant to this Section 9, the Holder had sole record and beneficial ownership of the Option or the Option Shares, or both, as the case may be, and that, other than pursuant to this Agreement, the Option or the Option Shares, or both, as the case may be, were held free and clear of all material liens. Any Holder shall have the right to require that the repurchase of Option Shares shall occur immediately after the exercise of all or part of the Option. In the event that the repurchase notice shall request the repurchase of the Option in part, Issuer shall deliver with the Option Repurchase Price a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock purchasable pursuant to the Option at the time of delivery of the repurchase notice minus the number of shares of Common Stock represented by that portion of the Option then being repurchased.

      (c) Effect of Statutory or Regulatory Restraints on Repurchase. To the extent that, upon or following the delivery of a repurchase notice, Issuer is prohibited under applicable law or regulation from repurchasing the Option (or portion thereof) and/or any Option Shares subject to such repurchase notice (and Issuer will undertake to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), Issuer shall immediately so notify the Holder in writing and thereafter deliver or cause to be delivered, from time to time, to the Holder the portion of the Option Repurchase Price and the Option Share Repurchase Price that Issuer is no longer prohibited from delivering, within two business days after the date on which it is no longer so prohibited; provided, however, that upon notification by Issuer in writing of such prohibition, the Holder may, within five days of receipt of such notification from Issuer, revoke in writing its repurchase notice, whether in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver to the Holder, as appropriate, (A) with respect to the Option, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the Repurchase Notice less the number of shares as to which the Option Repurchase Price has theretofore been delivered to the Holder, and/or (B) with respect to Option Shares, a certificate for the Option Shares as to which the

Option Share Repurchase Price has not theretofore been delivered to the Holder. Notwithstanding anything to the contrary in this Agreement, including, without limitation, the time limitations on the exercise of the Option, the Holder may give notice of exercise of the Option for 135 days after a notice of revocation has been issued pursuant to this Section 9(c) and thereafter exercise the Option in accordance with the applicable provisions of this Agreement.

      (d) Acquisition Transactions. In addition to any other restrictions or covenants, Issuer agrees that, in the event that a Holder delivers a repurchase notice, Issuer shall not enter or agree to enter into an agreement or series of agreements relating to a merger with or into or the consolidation with any other person or entity, the sale of all or substantially all of the assets of Issuer or any similar disposition unless the other party or parties to such agreement or agreements agree to assume in writing Issuer's obligations under Section 9(a) and, notwithstanding any notice of revocation delivered pursuant to the proviso to Section 9(c), a Holder may require such other party or parties to perform Issuer's obligations under Section 9(a) unless such party or parties are prohibited by law or regulation from such performance, in which case such party or parties shall be subject to the obligations of the Issuer under Section 9(c).

      10. Repurchase at the Option of the Company.

      (a) To the extent the Grantee shall not have previously exercised its rights under Section 9, at the written request of Issuer made at any time during the 135-day period commencing at the expiration of the 135-day periods for exercise of rights under Section 9 (the "Call Period"), Issuer may repurchase from the Holder, and the Holder shall sell, or cause to be sold to Issuer, three-quarters (but not less than three-quarters) of the shares of Common Stock acquired by the Holder pursuant hereto and with respect to which the Holder has ownership at the time of such repurchase at a price per share equal to the greater of (A) the market/offer price (as defined in Section 9, except all references to any repurchase notice shall instead be to the written request made by Issuer pursuant to this Section 10(a)) and (B) the Option Price per share in respect of the shares so acquired (the higher of such per share prices in (A) and (B) multiplied by the number of shares of Common Stock to be repurchased pursuant to this Section 10 being herein called the "Call Consideration"). The date on which the Company exercises its rights under this Section 10 is referred to as the "Call Date."

      (b) If the Company exercises its rights under this Section 10, Issuer shall, within three business days pay the Call Consideration in immediately available funds and the Holder shall surrender to Issuer certificates evidencing the shares of Common Stock purchased hereunder, and the Holder shall warrant to Issuer that, immediately prior to the repurchase thereof pursuant to this
Section 10, the Holder had sole record and beneficial ownership of such shares and that such shares were then held free and clear of all material liens.

      (c) To the extent that the Holder shall exercise the Option, the Holder shall, unless the Holder shall exercise its rights under Section 9 to cause the repurchase of the Option Shares, or Issuer shall exercise its rights to repurchase the Option Shares under this Section 10, retain sole ownership of the Option Shares acquired through the end of the Call Period.

      11. First Refusal. Subject to the provisions of Sections 9 and 10 herein, at any time after the first occurrence of a Triggering Event and prior to the second anniversary of the first purchase of shares of Common Stock pursuant to the Option, if the Holder shall desire to sell, assign, transfer or otherwise dispose of all or any of the Option Shares or other securities acquired by it pursuant to the Option, it shall give Issuer written notice of the proposed transaction (an "Offeror's Notice"), identifying the proposed transferee, accompanied by a copy of a binding offer to purchase such shares or other securities signed by such transferee and setting forth the terms of the proposed transaction. An Offeror's Notice shall be deemed an offer by the Holder to Issuer, which may be accepted, in whole but not in part, within 20 business days of the receipt of such Offeror's Notice, on the same terms and conditions and at the same price at which Issuer is proposing to transfer such shares or other securities to such transferee. The purchase of any such shares or other securities by Issuer shall be settled within 20 business days of the date of the acceptance of the offer and the purchase price shall be paid to the Holder in immediately available funds. If Issuer shall fail or refuse to purchase all the shares or other securities covered by an Offeror's Notice, the Holder may, within 60 days from the date of the Offeror's Notice, sell all, but not less than all, of such shares or other securities to the proposed transferee at no less than the price specified and on terms no more favorable than those set forth in the Offeror's Notice; provided, however, that the provisions of this sentence shall not limit the rights the Holder may otherwise have if Issuer has accepted the offer contained in the Offeror's Notice and wrongfully refuses to purchase the shares or other securities subject thereto. The requirements of this Section 11 shall not apply to (a) any disposition as a result of which the proposed transferee would own beneficially not more than 2% of the outstanding voting power of Issuer, (b) any disposition of Common Stock or other securities by a Person to whom the Holder has assigned its rights under the Option with the consent of Issuer, (c) any sale by means of a public offering registered under the Securities Act or (d) any transfer to a wholly owned subsidiary of the Holder which agrees in writing to be bound by the terms hereof.

      12. Extension of Exercise Periods. The 135-day periods for exercise of certain rights under Sections 2 and 9 shall be extended in each such case at the request of the Holder to the extent necessary to avoid liability by the Holder under Section 16(b) of the Securities Exchange Act of 1934, as amended ("Section 16(b)"), by reason of such exercise. Furthermore, in the event the Company exercises its rights under Section 10, the Holder may defer the Call Date to the extent necessary to avoid liability by the Holder under Section 16(b).

      13. Assignment. Neither party may assign any of its rights or obligations under this Agreement or the Option to any other person without the express written consent of the other party. Any attempted assignment in contravention of the preceding sentence shall be null and void.

      14. Filings; Other Actions. The parties hereto will use their reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary for the consummation of the transactions contemplated by this Agreement.

      15. Specific Performance. The parties acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party and that the obligations of the parties shall be specifically enforceable through injunctive or other equitable relief.

      16. Severability. If any term, provision, covenant, or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Sections 9, 10 or 11 the full number of shares of Common Stock provided in Section 1(a) of this Agreement (as adjusted pursuant to Sections 1(b) and 7 of this Agreement), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification of this Agreement.

      17. Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) when received, if sent by facsimile, (ii) when delivered, if delivered personally to the intended recipient, and (iii) one business day later, if sent by overnight delivery via a national courier service, in each case at the respective addresses of the parties set forth in the Merger Agreement.

      18. Expenses. Except as otherwise expressly provided in this Agreement or in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expense, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

      19. Entire Agreement. This Agreement, the Confidentiality Agreement (as defined in the Merger Agreement) and the Merger Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter of this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Nothing in this Agreement, is intended to confer upon any person or entity, other than the parties to this Agreement, and their respective successors and permitted assigns, any rights or remedies under this Agreement.

      20.  Governing Law and Venue; Waiver of Jury Trial .

      (a) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with Delaware law without regard to the conflict of law principles thereof. The parties irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in Wilmington, Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated by this Agreement (and agree not to commence any litigation relating thereto except in such Delaware Courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

      (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION
DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.

      21. Captions. The Section and paragraph captions in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

      22. Limitation on Profit. (a) Notwithstanding any other provisions of this Agreement including, without limitation, Sections 8, 9, 10 and 11 hereof, in no event shall the Grantee's Total Profit (as defined herein) exceed in the aggregate $30 million (the "Maximum Amount") and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either: (i) reduce the number of shares of Common Stock subject to this Option; (ii) deliver to the Issuer for cancellation Option Shares previously purchased by Grantee; (iii) pay cash to the Issuer; or (iv) any combination thereof, so that Grantee's Total Profit shall not exceed the Maximum Amount taking into account the foregoing actions.

      (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) which would exceed the Maximum Amount; provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date if such exercise would not then be restricted by this Section 22(b).

      (c) As used in this Agreement, the "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) (x) the amount received by Grantee or concurrently being paid to Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) or any Option Shares pursuant to Sections 9, 10 or 11 less, in the case of any repurchase of Option Shares, (y) the Grantee `s purchase price for such Option Shares, as the case may be and (ii) (x) the amounts received by Grantee or concurrently being paid to Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to the Issuer or any other Person (as defined in the Merger Agreement) including sales made pursuant to a registration statement or an exemption therefrom, less (y) the Grantee's purchase price for such Option Shares.

      (d) As used in this Agreement, the term "Notional Total Profit" with respect to any number of shares as to which Grantee may propose to exercise the Option shall be the Total Profit determined as of the date of such proposal assuming that the Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions) and including all amounts theretofore received or concurrently being paid to Grantee pursuant to clauses
(i) and (ii) of the definition of Total Profit.

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the parties as of the day and year first written above.



                                          PREMARK INTERNATIONAL, INC.




                                          By:
                                                 ------------------------------
                                          Name:  James M. Ringler
                                          Title: Chairman of the Board, Chief
                                                 Executive Officer and President



                                          ILLINOIS TOOLWORKS INC.




                                          By:
                                                 ------------------------------
                                          Name:  W. James Farrell
                                          Title: Chairman and Chief Executive
                                                 Officer

                                    EXHIBIT B

                              STOCKHOLDER AGREEMENT


      This STOCKHOLDER AGREEMENT, dated as of _______ __, 1999 (this "Agreement") is between Illinois Tool Works Inc., a Delaware corporation
("Parent"), and the undersigned stockholder ("Stockholder") of Premark International, Inc., a Delaware corporation (the "Company"). Capitalized terms not otherwise defined in this Agreement have the meanings ascribed to them in the Merger Agreement (as defined below).

                                    RECITALS

      A. Parent and the Company have entered into an Agreement and Plan of Merger, dated as of September 9, 1999 (the "Merger Agreement"), pursuant to which CS Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), will merge with and into the Company (the "Merger"), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent;

      B. Pursuant to the Merger Agreement, at the Effective Time, outstanding shares of Company Common Stock, including any Company Common Stock owned by Stockholder, will be converted into the right to receive shares of Parent Common Stock;

      C. It is a condition to each party's obligation to effect the Merger that
(i) legal counsel to the Company and Parent shall have delivered their respective opinions to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and Parent, Merger Sub and the Company each will be a party to the reorganization within the meaning of Section 368(b) of the Code, (ii) Parent shall have received a letter from its independent public accounting firm to the effect that the Merger should qualify for "pooling-of-interests" accounting treatment and (iii) the Company shall have received a letter from its independent public accounting firm to the effect that the Company is a poolable entity;

      D. The execution and delivery of this Agreement by Stockholder is a material inducement to Parent and the Company to enter into the Merger Agreement; and

      E. Stockholder has been advised that Stockholder may be deemed to be an "affiliate" of the Company, as such term is used (i) for purposes of paragraphs
(c) and (d) of Rule 145 of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), or (ii) in the Commission's Accounting Series Releases 130 and 135, as amended, although nothing contained herein shall be construed as an admission by Stockholder that Stockholder is in fact an affiliate of the Company.

      NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

      1.   Acknowledgments  by  Stockholder.   Stockholder   acknowledges  and
understands that the representations, warranties and covenants made by Stockholder set forth in this Agreement will be relied upon by Parent, the Company and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by such persons if Stockholder=s representations, warranties or covenants are breached. Stockholder has carefully read this Agreement and the Merger Agreement and has consulted with such legal counsel and financial advisers as Stockholder has deemed appropriate in connection with the execution of this Agreement.

      2.   Compliance with Rule 145 and the Act.

            (a) Stockholder has been advised that (i) the issuance of shares of Parent Common Stock in connection with the Merger is expected to be effected pursuant to a Registration Statement filed by Parent on Form S-4, and the resale of such shares will be subject to the restrictions set forth in Rule 145 under the Act unless such shares are otherwise transferred pursuant to an effective registration statement under the Act or an appropriate exemption from registration, and (ii) Stockholder may be deemed to be an affiliate of the Company, although nothing contained herein shall be construed as an admission by Stockholder that Stockholder is an affiliate of the Company. Stockholder agrees not to sell, pledge, transfer or otherwise dispose of any shares of Parent Common Stock issued to Stockholder in the Merger unless (i) such sale, pledge, transfer or other disposition is made in conformity with the requirements of Rule 145 under the Act, (ii) such sale, pledge, transfer or other disposition is made pursuant to an effective registration statement under the Act, or (iii) Stockholder delivers to Parent a written opinion of counsel, in form and substance reasonably acceptable to Parent, or a "no-action" letter obtained from the staff of the Commission, to the effect that such sale, pledge, transfer or other disposition is otherwise exempt from registration under the Act.

            (b) Parent will give stop transfer instructions to its transfer agent with respect to any Parent Common Stock received by Stockholder pursuant to the Merger, and there will be placed on the certificates representing such Parent Common Stock, or any substitutions therefor, legends stating in substance:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED PURSUANT TO A BUSINESS COMBINATION WHICH IS BEING ACCOUNTED FOR AS A POOLING OF INTERESTS, IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES, AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER, IN FORM AND SUBSTANCE TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE TRANSFERRED UNTIL SUCH TIME AS PARENT SHALL HAVE PUBLISHED FINANCIAL RESULTS COVERING AT LEAST 30 DAYS OF COMBINED OPERATIONS FOLLOWING THE MERGER WITH THE COMPANY."

      and

      "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE CONDITIONS SPECIFIED IN THE STOCKHOLDER AGREEMENT DATED AS OF _______ __, 1999 BETWEEN THE HOLDER OF THIS CERTIFICATE AND PARENT, A COPY OF WHICH AGREEMENT MAY BE INSPECTED BY THE HOLDER OF THIS CERTIFICATE AT THE PRINCIPAL OFFICES OF PARENT OR FURNISHED BY PARENT TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE."

The legends set forth above shall be removed (by delivery of a substitute certificate without such legends), and Parent shall promptly so instruct its transfer agent, if a registration statement respecting the sale of the shares has been declared effective under the Act or if Parent is provided (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate will be issued in the name of the transferee), (ii) an opinion of counsel, in form and substance reasonably acceptable to Parent, or (iii) a "no-action" letter obtained from the staff of the Commission to the effect that sale of the shares by the holder thereof is no longer subject to Rule 145 or Stockholder was not at the time of the Merger an affiliate of the Company.

      (3.) Covenants Related to Pooling of Interests.

            (a) During the period beginning on the date 30 days prior to the Closing Date (as defined in the Merger Agreement) and ending on the day after Parent has published (within the meaning of Section 201.01 of the Commission=s Codification of Financial Reporting Policies) financial results covering at least 30 days of combined operations following the Merger of Parent and the
Company (the "Restricted Period"), Stockholder will not sell, exchange, transfer, pledge, distribute or otherwise dispose of or grant any option, establish any "short" or "put"-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended to have or having the effect, directly or indirectly, or reducing its risk relative to (i) any shares of Company Common Stock owned by Stockholder or (ii) any shares of Parent Common Stock received by Stockholder in connection with the Merger. The parties acknowledge that sales of Parent Common Stock issuable on exercise of stock options solely to provide for payment of the exercise price of such stock options simultaneously with the exercise of such stock options shall not constitute such reduction of relative risk. The foregoing does not cover withholding taxes, which would constitute a reduction of risk.

            (b) Notwithstanding anything to the contrary contained in Section 3(a), Stockholder will be permitted, during the Restricted Period, (ii) to sell, exchange, transfer, pledge, distribute or otherwise dispose of or grant any option, establish any "short" or "put"-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended to have or having the effect, directly or indirectly, of reducing its risk relative to any shares of Company Common Stock or Parent Common Stock received by Stockholder in connection with the Merger (a "Transfer") equal to the lesser of (A) 10% of the Company Common Stock, or equivalent post-Merger Parent Common Stock, owned by Stockholder and (B) Stockholder's pro rata portion of 1% of the total number of outstanding shares of Company Common Stock, or equivalent post-Merger Parent Common Stock, owned by Stockholder and all other stockholders of the Company (in each of clause (A) and clause (B) above as measured as of the date of such Transfer and subject to confirmation of such calculation by Parent), and (ii) to make bona fide charitable contributions or gifts of such securities; provided, however, that the transferee(s) of such charitable contributions or gifts agree(s) in writing to hold such securities for the period specified in Section 3(a).

      4. Miscellaneous.

            (a) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

            (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties and their respective successors and assigns. As used in this Agreement, the term "successors and assigns" means, where the context to permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

            (c) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with Delaware law without regard to the conflict of law principles thereof. The parties irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in Wilmington, Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated by this Agreement (and agree not to commence any litigation relating thereto except in such Delaware Courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

            (d) If any term, provision, covenant, or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated.

            (e) Counsel to and accountants for the parties to the Merger Agreement shall be entitled to rely upon this Agreement as needed.

            (f) This Agreement shall not be modified or amended, or any right waived or any obligations excused, except by a written agreement signed by both parties.

            (g)   Notwithstanding   any  other  provision   contained  in  this
Agreement, this Agreement and all obligations under this Agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms.

            (h) From and after the Effective Time of the Merger and as long as is necessary in order to permit Stockholder to sell Parent Common Stock held by Stockholder pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Parent will file on a timely basis all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as the same shall be in effect at the time, and shall otherwise make available adequate public information regarding Parent in such manner as may be required to satisfy the requirements of paragraph (c) of Rule 144 under the Act.

      IN WITNESS WHEREOF, this Agreement is executed as of the date first stated above.

                                                 ILLINOIS TOOL WORKS INC.,
                                                 a Delaware corporation

                                                 By:
                                                 Name:
                                                 Title:

                                                 STOCKHOLDER

                                                 By:
                                                 Name:
                                                 Name of Signatory
                                                 (if different from name of
                                                 Stockholder):



                                                 Title of Signatory
                                                 (if applicable):
                                                 Number of Shares Owned:
                                                 Number of Shares Issuable upon
                                                 Exercise of Stock Options:

                                    EXHIBIT C

                              STOCKHOLDER AGREEMENT

      This STOCKHOLDER AGREEMENT, dated as of _______ __, 1999 (this "Agreement"), is by and between Illinois Tool Works Inc., a Delaware corporation ("Parent"), and the undersigned stockholder ("Stockholder") of Parent.
Capitalized terms not otherwise defined in this Agreement have the meanings ascribed to them in the Merger Agreement (as defined below).

                                    RECITALS

      A. Parent and Premark International, Inc., a Delaware corporation
(the "Company"), have entered into an Agreement and Plan of Merger, dated as of September 9, 1999 (the "Merger Agreement"), pursuant to which CS Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), will merge with and into the Company (the "Merger"), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent;

      B. It is a condition to the effectiveness of the Merger that (i) legal counsel to Parent and the Company shall have delivered their respective opinions to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and Parent, Merger Sub and the Company each will be a party to the reorganization within the meaning of Section 368(b) of the Code, (ii) Parent shall have received a letter from its independent public accounting firm to the effect that the Merger should qualify for "pooling-of-interests" accounting treatment and (iii) the Company shall have received a letter from its independent public accounting firm to the effect that the Company is a poolable entity;

      C. The execution and delivery of this Agreement by Stockholder is a material inducement to Parent and the Company to enter into the Merger Agreement; and

      D. Stockholder has been advised that Stockholder may be deemed to be an "affiliate" of Parent, as such term is used in the Commission's Accounting Series Releases 130 and 135, as amended, although nothing contained herein shall be construed as an admission by Stockholder that Stockholder is in fact an affiliate of Parent.

      NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

      1.   Acknowledgments  by  Stockholder.   Stockholder   acknowledges  and
understands  that  the   representations,   warranties  and  covenants  made  by
Stockholder set forth in this Agreement will be relied upon by the Company, Parent and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by such persons if Stockholder's representations, warranties or covenants are breached. Stockholder has carefully read this Agreement and the Merger Agreement and has consulted with such legal counsel and financial advisers as Stockholder has deemed appropriate in connection with the execution of this Agreement.

      2.   Covenants Related to Pooling of Interests.

            (a) During the period beginning on the date 30 days prior to the Closing Date (as defined in the Merger Agreement) and ending on the day after Parent has published (within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies) financial results covering at least 30 days of combined operations following the Merger of the Company and Parent (the "Restricted Period"), Stockholder will not sell, exchange, transfer, pledge, distribute or otherwise dispose of or grant any option, establish any "short" or "put"-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended to have or having the effect, directly or indirectly, of reducing its risk relative to any shares of Parent Common Stock owned by Stockholder. The parties acknowledge that sales of Parent Common Stock issuable on exercise of stock options solely to provide for payment of the exercise price of such stock options simultaneously with the exercise of such stock options shall not constitute such reduction of relative risk.

            (b) Notwithstanding anything to the contrary contained in Section 2(a), Stockholder will be permitted, during the Restricted Period, (i) to sell, exchange, transfer, pledge, distribute or otherwise dispose of or grant any option, establish any "short" or "put"-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended to have or having the effect, directly or indirectly, of reducing its risk relative to any shares of Parent Common Stock owned by Stockholder (a "Transfer") equal to the lesser of (A) 10% of the Parent Common Stock owned by Stockholder and (B) Stockholder's pro rata portion of 1% of the total number of outstanding shares of Parent Common Stock owned by Stockholder and all other stockholders of Parent (in each of clause (A) and clause (B) above as measured as of the date of such Transfer and subject to confirmation of such calculation by Parent), and (ii) to make bona fide charitable contributions or gifts of such securities; provided, however, that the transferee(s) of such charitable contributions or gifts agree(s) in writing to hold such securities for the period specified in Section 2(a). The foregoing does not cover withholding taxes, which would constitute a reduction of risk.

      3. Miscellaneous.

            (a) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

            (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties and their respective successors and assigns. As used in this Agreement, the term "successors and assigns" means, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

            (c) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with Delaware law without regard to the conflict of law principles thereof. The parties irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in Wilmington, Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated by this Agreement (and agree not to commence any litigation relating thereto except in such Delaware Courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

      (d) If any term, provision, covenant, or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated.

      (e) Counsel to and accountants for the parties to the Merger Agreement shall be entitled to rely upon this Agreement as needed.

      (f) This Agreement shall not be modified or amended, or any right waived or any obligation excused, except by a written agreement signed by both parties.

      (g) Notwithstanding any other provision contained in this Agreement, this Agreement and all obligations under this Agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms.

      IN WITNESS WHEREOF, this Agreement is executed as of the date first stated above.





                                        ILLINOIS TOOL WORKS INC.,
                                        a Delaware corporation

                                        By:
                                        Name:
                                        Title:

                                        Stockholder

                                        By:
                                        Name:
                                        Name of Signatory
                                        (if different from name of Stockholder):



                                        Title of Signatory
                                        (if applicable):
                                        Number of Shares Owned:
                                        Number of Shares Issuable upon
                                        Exercise of Stock Options:

                                   EXHIBIT C-1

                              STOCKHOLDER AGREEMENT

      This   STOCKHOLDER   AGREEMENT,   dated  as  of  _______  __,  1999  (this
"Agreement"), is by and between Illinois Tool Works Inc. , a Delaware corporation ("Parent"), and the undersigned stockholder ("Stockholder") of Parent. Capitalized terms not otherwise defined in this Agreement have the meanings ascribed to them in the Merger Agreement (as defined below).

                                    RECITALS

      A. Parent and Premark International, Inc., a Delaware corporation
(the "Company"), have entered into an Agreement and Plan of Merger, dated as of September 9, 1999 (the "Merger Agreement"), pursuant to which CS Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), will merge with and into the Company (the "Merger"), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent;

      B. It is a condition to the effectiveness of the Merger that (i) legal counsel to Parent and the Company shall have delivered their respective opinions to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and Parent, Merger Sub and the Company each will be a party to the reorganization within the meaning of Section 368(b) of the Code, (ii) Parent shall have received a letter from its independent public accounting firm to the effect that the Merger should qualify for "pooling-of-interests" accounting treatment and (iii) the Company shall have received a letter from its independent public accounting firm to the effect that the Company is a poolable entity;


      C. The execution and delivery of this Agreement by Stockholder is a material inducement to Parent and the Company to enter into the Merger Agreement; and

      D. Stockholder has been advised that Stockholder may be deemed to be an "affiliate" of Parent, as such term is used in the Commission's Accounting Series Releases 130 and 135, as amended, although nothing contained herein shall be construed as an admission by Stockholder that Stockholder is in fact an affiliate of Parent.

      NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

      1.   Acknowledgments  by  Stockholder.   Stockholder   acknowledges  and
understands  that  the   representations,   warranties  and  covenants  made  by
Stockholder set forth in this Agreement will be relied upon by the Company, Parent and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by such persons if Stockholder's representations, warranties or covenants are breached. Stockholder has carefully read this Agreement and the Merger Agreement and has consulted with such legal counsel and financial advisers as Stockholder has deemed appropriate in connection with the execution of this Agreement.

      2.   Covenants Related to Pooling of Interests.

            (a) During the period beginning on the date 30 days prior to the Closing Date (as defined in the Merger Agreement) and ending on the day after Parent has published (within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies) financial results covering at least 30 days of combined operations following the Merger of the Company and Parent (the "Restricted Period"), Stockholder will not sell, exchange, transfer, pledge, distribute or otherwise dispose of or grant any option, establish any "short" or "put"-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended to have or having the effect, directly or indirectly, of reducing its risk relative to any shares of Parent Common Stock owned by Stockholder. The parties acknowledge that sales of Parent Common Stock issuable on exercise of stock options solely to provide for payment of the exercise price of such stock options simultaneously with the exercise of such stock options shall not constitute such reduction of relative risk.

            (b) Notwithstanding anything to the contrary contained in Section 2(a), Stockholder will be permitted, during the Restricted Period, (i) to sell, exchange, transfer, pledge, distribute or otherwise dispose of or grant any option, establish any "short" or "put"-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended to have or having the effect, directly or indirectly, of reducing its risk relative to any shares of Parent Common Stock owned by Stockholder (a "Transfer") equal to the lesser of (A) 10% of the Parent Common Stock owned by Stockholder and (B) Stockholder=s pro rata portion of 1% of the total number of outstanding shares of Parent Common Stock owned by Stockholder and all other stockholders of Parent (in each of clause (A) and clause (B) above as measured as of the date of such Transfer and subject to confirmation of such calculation by Parent), and (ii) to make bona fide charitable contributions or gifts of such securities; provided, however, that the transferee(s) of such charitable contributions or gifts agree(s) in writing to hold such securities for the period specified in Section 2(a). The foregoing does not cover withholding taxes, which would constitute a reduction of risk.

      3. Covenants Related to Voting. The Stockholder agrees that all of the shares of Parent Common Stock directly owned by the Stockholder at the record date for any meeting of stockholders of Parent called to consider and vote to approve the issuance (the "Issuance") of Parent Common Stock in the Merger and/or the transactions relating thereto will be voted by the Stockholder in favor of the Issuance. In addition, the Stockholder agrees to use all reasonable efforts, subject to his fiduciary duties as trustee, to cause the trusts as to which he is a trustee to vote the shares of Parent Common Stock directly owned by such trusts in favor of the Issuance.

      4.   Miscellaneous.

            (a) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

            (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties and their respective successors and assigns. As used in this Agreement, the term "successors and assigns" means, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

     (c) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with Delaware law without regard to the conflict of law principles thereof. The parties irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in Wilmington, Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated by this Agreement (and agree not to commence any litigation relating thereto except in such Delaware Courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

      (d) If any term, provision, covenant, or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated.

      (e) Counsel to and accountants for the parties to the Merger Agreement shall be entitled to rely upon this Agreement as needed.

      (f) This Agreement shall not be modified or amended, or any right waived or any obligation excused, except by a written agreement signed by both parties.

      (g) Notwithstanding any other provision contained in this Agreement, this Agreement and all obligations under this Agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms.

      IN WITNESS WHEREOF, this Agreement is executed as of the date first stated above.

                                        ILLINOIS TOOL WORKS INC.,
                                        a Delaware corporation

                                        By:
                                        Name:
                                        Title:

                                        Stockholder

                                        By:
                                        Name:
                                        Name of Signatory
                                        (if different from name of Stockholder):



                                        Title of Signatory
                                        (if applicable):
                                        Number of Shares Owned:
                                        Number of Shares Issuable upon
                                        Excise of Stock Options